As filed with the Commission on June 22, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AUSTIN GOLD CORP.

(Exact name of registrant as specified in its charter)

British Columbia	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 West Hastings Street, 9th Floor

Vancouver, British Columbia, Canada V6E 0C3

(604) 644-6579

(Address and telephone number of Registrant’s principal executive offices)

Registered Agent Solutions, Inc.

4625 West Nevso Drive, Suite 2

Las Vegas, NV 89103

(800) 705-7274

(Name, address, and telephone number of agent for service)

Copies to:

Jason K. Brenkert, Esq. Dorsey & Whitney LLP 1400 Wewatta Street Suite 400 Denver, CO 80202-5549

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement is a replacement registration statement being filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to securities that remain unsold under the Registration Statement on Form F-3 (File No. 333-727626), originally filed on June 14, 2023, and declared effective on July 3, 2023, which is due to expire on July 3, 2026 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(5)(ii) under the Securities Act, by filing this registration statement on Form F-3 (this “Registration Statement”), the Registrant named therein may sell any unsold securities covered by the Prior Registration Statement until the earlier of (i) the effective date of this Registration Statement, and (ii) December 30, 2026, which is 180 days after the third-year anniversary of the effective date of the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of securities under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.

This Registration Statement contains two prospectuses:

•	a base prospectus which covers the offering, issuance and sale by us of up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings; and

•	a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $3,900,000 of our common shares that may be issued and sold under the At the Market Offering Agreement, or the sales agreement, dated February 10, 2026, with H.C. Wainwright & Co., LLC and Roth Capital Partners.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The up to $3,900,000 of common shares that may be offered, issued and sold under the sales agreement prospectus is included in the $100 million of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the sales agreement with H.C. Wainwright & Co., LLC and Roth Capital Partners, any portion of the $3,900,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $100 million of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion: Dated June 22, 2026

AUSTIN GOLD CORP.

$100,000,0000 Common Shares Warrants Subscription Receipts Units

Austin Gold Corp. (the “Company”, “we”, “our”, or “us”) may offer and sell, from time to time, up to $100,000,000 aggregate initial offering price of common shares in the capital of the Company, without par value (which we refer to herein as “Common Shares”), warrants to purchase Common Shares (which we refer to herein as “Warrants”), subscription receipts for Common Shares, Warrants or any combination thereof (which we refer to herein as “Subscription Receipts”), or any combination thereof (which we refer to herein as “Units”) (collectively, the Common Shares, Warrants, Subscription Receipts, and Units are referred to herein as the “Securities”) in one or more transactions under this base prospectus (which we refer to herein as the “Prospectus”). This Prospectus also covers (i) Common Shares that may be issued upon exercise of warrants and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder, including, in each case, an indeterminate number of Common Shares that may be issued pursuant to anti-dilution or adjustment provisions in Warrants or Subscription Receipts issuable hereunder.

This Prospectus provides you with a general description of the Securities that the Company may offer. Each time the Company offers Securities, it will provide you with a prospectus supplement (which we refer to herein as the “Prospectus Supplement”) that describes specific information about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with any additional information which is incorporated by reference into this Prospectus. This Prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

The Company may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which the Company will provide to you each time it offers Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Prospectus.

The Common Shares are traded on the NYSE American (which we refer to as “NYSE American”) under the symbol “AUST”. On June 17, 2026 the last reported sale price of the Common Shares on the NYSE American was $1.30 per Common Share. There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell the Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See “Risk Factors”.

As of June 22, 2026, the aggregate market value of our outstanding Common Shares held by non-affiliates, or public float, was approximately $11,829,436 based on 13,693,001 Common Shares outstanding, of which approximately 8,272,333 Common Shares are held by non-affiliates, based on a closing price of $1.43 per Common Share on April 23, 2026, which was the highest closing sale price of our Common Shares, within 60 days of the filing date of this registration statement. During the prior 12 calendar month period that ends on and includes the date of this Prospectus, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission (“SEC”) rules, and will be subject to reduced public company reporting requirements for this Prospectus and future filings.

Investing in the Securities involves risks. See “Risk Factors” on page 7.

These Securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS ___________, 2026

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that the Company filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the Company may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $100,000,000. This Prospectus provides you with a general description of the Securities that we may offer. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms of the offering; (ii) in the case of Warrants, the designation, number and terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; (iii) in the case of Subscription Receipts, the designation, number and terms of the Common Shares or Warrants receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms; and (iv) in the case of Units, the designation, number and terms of the Common Shares, Warrants, or Subscription Receipts comprising the Units. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference” and the additional information described below under “Where You Can Find More Information”.

Owning securities may subject you to tax consequences both in Canada and the United States. This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully. You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

References in this Prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “C$”.

You should rely only on the information contained in this Prospectus. The Company has not authorized anyone to provide you with information different from that contained in this Prospectus. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell these Securities and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities. The Company’s business, financial condition, results of operations and prospects may have changed since that date.

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “Austin”, “Austin Gold”, “we”, “us”, “our” and the “Company” refer to Austin Gold Corp., either alone or together with its subsidiaries.

PRESENTATION OF FINANCIAL INFORMATION

We report under International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). None of the financial statements incorporated by reference in this Prospectus were prepared in accordance with generally accepted accounting principles in the United States. We present our financial statements in United States dollars.

CURRENCY

References to C$ refer to Canadian currency, and $ to United States currency. All dollar amounts are expressed in dollars except references to per ounce and per share amounts.

I

METRIC CONVERSION TABLE

To Convert Metric Measurement Units	To Imperial Measurement Units	Multiply by
Hectares	Acres	2.4710
Meters	Feet	3.2808
Kilometers	Miles	0.6214
Tonnes	Tons (short)	1.1023
Liters	Gallons	0.2642
Grams	Ounces (troy)	0.0322
Grams per tonne	Ounces (troy) per ton (short)	0.0292

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contain "forward-looking information" and “forward-looking statements” within the meaning of the United States (“U.S.”) Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation that involve risks and uncertainties relating, but not limited to, the Company’s current expectations, intentions, plans, and beliefs. Forward-looking information can often be identified by forward-looking words such as “anticipate”, “believe”, “expect”, “goal”, “plan”, “target”, “intend”, “estimate”, “could”, “should”, “may” and “will” or the negative of these terms or similar words suggesting future outcomes, or other expectations, beliefs, plans, objectives, assumptions, intentions or statements about future events or performance. Examples of forward-looking information in this Prospectus and the documents incorporated by reference herein include Austin Gold Corp. and subsidiaries (the “Company”, “we”, “us”, or “our”) plans and timing regarding further exploration, drilling and development, the prospective nature of exploration and development targets, the ability to upgrade and convert mineral reserves, capital costs, our intentions with respect to financial position and third - party financing and future dividend payments. This forward-looking information is based, in part, on assumptions and factors that may change or prove to be incorrect, thus causing actual results, performance or achievements to be materially different from those expressed or implied by forward-looking information. Such factors and assumptions include, but are not limited to: failure to establish estimated reserves, the grade and recovery of ore which is mined varying from estimates, success of future exploration and drilling programs, reliability of drilling, sampling and assay data, assumptions regarding the representativeness of mineralization being inaccurate, success of planned metallurgical test-work, capital and operating costs varying significantly from estimates, delays in obtaining or failures to obtain required governmental, environmental or other project approvals, changes in government regulations, legislation and rates of taxation, inflation, changes in exchange rates and the availability of foreign exchange, fluctuations in commodity prices, delays in the development of projects and other factors.

Shareholders, potential shareholders and other prospective investors should be aware that these statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those suggested by the forward-looking statements. Such factors include, but are not limited to: risks relating to estimates of mineral reserves proving to be inaccurate, fluctuations in the gold price, risks and hazards associated with the business of mineral exploration, development and mining (including environmental hazards, industrial accidents, unusual or unexpected geological or structural formations, pressures, power outages, explosions, landslides, cave - ins and flooding), risks relating to the credit worthiness or financial condition of suppliers, refiners and other parties with whom the Company does business; inadequate insurance, or inability to obtain insurance, to cover these risks and hazards, employee relations; relationships with and claims by local communities and indigenous populations; political risk; risks related to natural disasters, terrorism, civil unrest, public health concerns (including health epidemics or outbreaks of communicable diseases such as the coronavirus); availability and increasing costs associated with mining inputs and labor; the speculative nature of mineral exploration and development, including the risks of obtaining or maintaining necessary licenses and permits, diminishing quantities or grades of mineral reserves as mining occurs; the global financial condition, the actual results of current exploration activities, changes to conclusions of economic evaluations, and changes in project parameters to deal with unanticipated economic or other factors, risks of increased capital and operating costs, environmental, safety or regulatory risks, expropriation, the Company’s title to properties including ownership thereof, increased competition in the mining industry for properties, equipment, qualified personnel and their costs, risks relating to the uncertainty of timing of events including targeted production rate increase and currency fluctuations. Shareholders, potential shareholders and other prospective investors are cautioned not to place undue reliance on forward-looking information. By its nature, forward-looking information involves numerous assumptions, inherent risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and various future events will not occur. The Company reviews forward-looking information for the purpose of preparing each annual report, however the Company undertakes no obligation to update publicly or otherwise revise any forward-looking information as a result of new information, future events or other such factors which affect this information, except as required by law. For the reasons set forth above, investors should not place undue reliance on forward-looking statements.

II

SUMMARY OF RISK FACTORS

We and our business are subject to material risks, which could cause actual results, performance and achievements to differ materially from those anticipated. See the risk factors set forth in the section entitled “Risk Factors” in this Prospectus. These risks can be summarized as follows:

Business Related Risks

•	The Company is an exploration company and has no history of operations, mining or refining mineral products. The Austin Gold Properties (defined below) are a high risk, speculative venture, and only a minimal amount of exploration and sampling has been conducted on the properties by the Company. There is no certainty that the expenditures proposed to be made by the Company in the search for and evaluation of gold or other minerals with regard to the Austin Gold Properties or otherwise will result in discoveries of commercial quantities of gold or other minerals.

•	The Company’s auditors have issued a “going concern” audit opinion.

•	The Company has no operating revenues or earnings and a history of losses, and no operating revenues are anticipated until one of the Company’s projects comes into production, which may or may not occur.

•	The Company has no source of operating cash flow and no assurance that acceptable additional funding will be available to it for the further exploration and development of its projects. In addition, financing the development of a mining operation through to production, should feasibility studies show it is recommended, would be expensive and the Company would require additional capital to fund development and exploration programs and potential acquisitions.

•	The Company’s reliance on a single material property presents development risks that could adversely affect our financial condition.

•	There are uncertainties as to title matters in the mining industry. Any defects in title could cause the Company to lose rights in its mineral properties and jeopardize its business operations. The Company’s mineral properties currently consist primarily of unpatented lode mining claims located on lands administered by the U.S. Department of Interior’s Bureau of Land Management (“BLM”), the Nevada State Office and the Oregon State Office to which the Company only has possessory title of the mineral rights.

•	The ownership and validity or title of unpatented mining claims and concessions can at times be uncertain and may be contested. The Company also may not have, or may not be able to obtain, all necessary surface rights to develop a property.

•	Mineral resource estimates will be based upon estimates made by the Company’s personnel and independent geologists. These estimates are inherently subject to uncertainty and are based on geological interpretations and inferences drawn from drilling results and sampling analyses and may require revision based on further exploration or development work.

•	The Company’s development will depend on the efforts of key management and other key personnel, including Dennis Higgs (Executive Chairman, Chief Executive Officer and Director (collectively, the “CEO”)), Robert Hatch (Vice President (“VP”) Exploration), Darcy Higgs (VP Business Development) and Grant Bond (Chief Financial Officer and Corporate Secretary (collectively, the “CFO”)). Loss of any of these people, particularly to competitors, could have a material adverse effect on the Company’s business.

III

Industry Related Risks

•	The exploration and development of mineral deposits involves a high degree of financial risk over a significant period of time. Few properties that are explored are ultimately developed into producing mines and there is no assurance that any of the Company’s projects will have a discovery that can be mined profitably.

•	The Company’s operations are subject to all the hazards and risks normally encountered in the exploration, development and production of gold and other minerals, including unusual and unexpected geologic formations, seismic activity, rock bursts, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other production facilities, damage to life or property, environmental damage and possible legal liability.

•	There may be challenges to title of the mineral properties in which the Company holds a material interest. If there are title defects with respect to any properties, the Company might be required to compensate other persons or to reduce its interest in the affected property.

•	The Company’s exploration operations are subject to government legislation, policies and controls relating to prospecting, development, production, environmental protection including sensitive plant and animal species such as the greater sage-grouse, preservation of antiquities and resources of cultural heritage, mining taxes and labor standards. In order for the Company to carry out its activities, its various licenses and permits must be obtained and kept current. There is no guarantee that the Company’s licenses and permits will be granted, or that once granted will be maintained and extended.

•	The mining and mineral processing industries are subject to extensive governmental regulations for the protection of the environment, including regulations relating to air and water quality, mine reclamation, solid and hazardous waste handling and disposal and the promotion of occupational health and safety, which may adversely affect the Company or require it to expend significant funds in order to comply with such regulations.

IV

Risks Related to our Common Shares

•	As at June 17, 2026, officers and directors of the Company, including Dennis Higgs (CEO), Darcy Higgs (VP Business Development) and Robert Hatch (VP Exploration) hold, directly or indirectly, or have control or direction over, 5,420,668 Common Shares, approximately 39.59% of the issued and outstanding Common Shares, and are the Company’s largest shareholder group. Each of these individuals serve as an officer and/or director of the Company, which may give rise to conflicts of interest.

•	No dividends on the Common Shares have been paid by the Company to date. Investors in the Company’s securities cannot expect to receive a dividend on their investment in the foreseeable future, if at all. Accordingly, it is unlikely that investors will receive any return on their investment in the Company’s securities other than through possible Common Share price appreciation.

•	Our Articles include a forum selection provision that indicates that the Supreme Court of British Columbia (“BC”), Canada and the appellate Courts therefrom (collectively, the “Courts”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for certain types of actions and proceedings, which could limit a shareholder’s ability to choose the judicial forum for disputes arising with the Company.

•	In the future, we may attempt to increase our capital resources by offering debt securities or preferred stock. Upon a potential bankruptcy or liquidation, holders of our debt securities or preferred stock, and lenders with respect to other borrowings we may make, may receive distributions of our available assets prior to any distributions being made to holders of our Common Shares.

•	Our management will have broad discretion in the application of the Company’s available capital to fund our capital expenditures on existing mineral properties, acquire additional mineral projects, acquire additional producing properties and associated leaseholds, or for general corporate purposes, which are subject to change in the future. Accordingly, you will have to rely upon the judgment of our management with respect to the use of our available capital.

The foregoing is a summary of significant risk factors that we think could cause our actual results to differ materially from expected results. However, there could be additional risk factors besides those listed herein that also could affect us in an adverse manner. You should read the risk factors set forth in the section entitled “Risk Factors”.

V

SUMMARY

Description of Our Business

The Company was incorporated under the Business Corporations Act (BC) on April 21, 2020. The Company has one wholly owned subsidiary, Austin American Corporation (“Austin NV”), a Nevada corporation which was incorporated in June 2020.

The Company is a gold exploration company focused on gold targets and making district-scale gold discoveries in Nevada, USA and Oregon, USA.

The Company has one material mineral property, the Stockade Mountain Project, located in Malheur County, Oregon.

To increase the opportunity for economic success, the Company entered into a mineral lease and option agreement, and staked additional claims at the Lone Mountain Project, located on the Independence-Jerritt Canyon gold trend in Elko County, Nevada.

The Company is an exploration stage issuer. None of the Company’s mineral properties contain any known mineral resources or reserves.

Material Changes

Pursuant to the Exploration and Option to Enter Joint Venture Agreement, dated July 7, 2020, as amended on March 3, 2021, May 3, 2023, and June 3, 2024, by and among the Company, Austin NV, and Pediment Gold LLC, a subsidiary of URZ3 Energy Corp. (the “Kelly Creek Agreement”), the Company provided notice of termination of the Kelly Creek Agreement, effective June 1, 2026.

As a result, the Company and Austin NV no longer have an interest in the Kelly Creek Project. The Kelly Creek Project is no longer one of the Company's material properties for purposes of Subpart 1300 of Regulation S-K (“S-K 1300”).

Accordingly, the Stockade Mountain Project is now the Company's sole material property. On June 11, 2026, the Company prepared and filed with securities regulators in Canada on the System for Electronic Data Analysis and Retrieval + (“SEDAR+”) a technical report prepared in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) relating to the Stockade Mountain Project. The report is referenced for informational purposes only and is not incorporated herein by reference.

Material Mineral Projects

Stockade Mountain Project, Oregon, USA

The Stockade Mountain Project is an exploration stage gold project. The project has no known mineral resources or reserves.

On May 16, 2022, the Company entered into a mineral lease and option agreement with Bull Mountain Resources, LLC (“BMR”) for exploration and mining rights on 261 unpatented lode mining claims that comprise the Stockade Mountain Project situated in Malheur County, Oregon. In November 2024, the Company located an additional 77 unpatented lode mining claims which brings the total area of the property to approximately 10.5 mi2 (27.22 km2).

The property is located approximately 50 miles (80 kilometers) southeast of Burns, Oregon and 90 miles (145 kilometers) southwest of Boise, Idaho in a rural area used for ranching and farming. The high-grade gold/silver Grassy Mountain Gold project, which is currently undergoing permitting for an underground mine and adjacent milling operation, is located in Malheur County about 40 miles (64 kilometers) northeast of Stockade Mountain. The nearby community of Burns, Oregon is a commercial center for ranching and farming and can supply the necessary accommodation, food, fuels, supplies, and some of the contractors and workforce for exploration and development.

Historical data generated within the project demonstrates the discovery potential for significant high-grade gold/silver mineralization that may be amenable to underground mining. Stockade Mountain exhibits a classic large gold- and silver-bearing low-sulfidation “hot springs” hydrothermal system associated with rhyolite intrusion and doming that formed along a major NW-trending structural corridor. Gold/silver and high-level mercury mineralization at Stockade is associated with widespread silicification and argillization in a near-surface paleo-hot springs environment. This hydrothermal alteration and mineralization formed in and around rhyolite domes that have intruded gently dipping felsic tuffs.

Erosion into the hydrothermal system has been minimal, resulting in the local exposure of probable hydrothermal craters and vents that indicate the paleosurface at the time of hot springs activity. Gold and silver, along with associated elements arsenic, antimony, and mercury, are all strongly anomalous at the surface, however, historical drilling shows that gold and silver values, and their extent, increase significantly with depth below the paleosurface.

This is a common characteristic of high-grade gold/silver deposits in similar geological environments, including the previously mentioned nearby Grassy Mountain deposit in Oregon, the Midas, Sleeper, Hollister, National, and Fire Creek mines in Nevada, and numerous analogous deposits elsewhere in the world. The gold/silver veins being targeted at Stockade Mountain would have formed within the vertical zone of vigorous boiling of the hydrothermal fluids, and this is interpreted to have occurred approximately 600 to 1,200 feet (183 to 366 meters) below the surface.

Exploration programs conducted by BHP, Phelps Dodge and Placer Dome in the 1980s and 90s included shallow exploration holes that were drilled for bulk tonnage, open-pit potential, with no efforts to target deeper high-grade gold/silver vein deposits. Many of these short drill holes returned significant lengths of strongly anomalous gold mineralization, including long intercepts of >0.2 g/t of gold. Four holes drilled higher-grade intercepts of:

•	10 feet (3 meters) averaging 1.1 g/t gold;
•	5 feet (1.5 meters) at 1.14 g/t gold;
•	15 feet (4.6 meters) averaging 1.1 g/t gold; and
•	15 feet (4.6 meters) averaging 1.385 g/t gold.

The property had been dormant since the mid-1990s and was rediscovered by BMR during an eastern Oregon reconnaissance exploration program. There has been a considerable amount of work done on the property in the past and BMR has compiled a large amount of data for Stockade Mountain including:

•	assays for over 1,000 rock samples (includes 128 collected by the vendors and 230 collected by a previous exploration company);
•	approximately 1,000 soil samples (historical data);
•	information for 40 RC drill holes completed by Phelps Dodge, BHP-Utah, Placer Dome, and Carlin Gold;
•	recently completed ground and airborne geophysical surveys; and
•	a largely completed NI 43-101 Technical Report.

The project is an exploration stage project, and there are no known mineral resources or reserves on the project at this time. The Company has initiated a systematic exploration program to include drilling beneath the known high-level gold/silver-bearing stockworks mineralization that will target high grade vein deposits formed deeper into the hydrothermal boiling zone along feeder conduits. Robert M. Hatch conducted data compilation, field review, permitting, and other activities associated with exploration of the Stockade Mountain Project.

During the fourth quarter of 2022, the Company received approval from the BLM to build access roads and drill exploration holes to test the above-described targets. Exploration activity in Oregon that creates disturbances also requires approval of an Exploration Permit through the Oregon Department of Geology and Mineral Industries (“DOGAMI”), and this permit was approved in the third quarter of 2023. As a result, all permits necessary to construct access roads and initiate drilling were in hand.

On November 2, 2023, the Company announced a diamond drilling program at the Stockade Mountain Project designed to test beneath the known high-level gold/silver-bearing stockworks mineralization for high-grade vein deposits formed deeper in the hydrothermal system. This is the first known use of diamond drilling on the property, which allowed the Company to have a better understanding of the host rocks and mineralization.

The 2023 drilling program began testing what has been historically known as the “Number 9 Vein” area in the central part of the Company’s land package. Gold values from surface outcrops of the vein are weak, with a high value of 0.013 g/t. However, the historical drilling indicates that significant thicknesses of stockwork mineralization begin just below the surface and extend at least 1,250 feet (380 meters) eastward from the exposed vein zone and 2,300 feet (700 meters) along strike. The hypothesized high-grade gold/silver veins at Stockade Mountain would have formed within a vertical zone of vigorous boiling of the hydrothermal fluids near the base of and below the stockworks.

The Company’s diamond drilling program consisted of three diamond drillholes totaling 2,435.9 feet (742.5 meters). The Company announced the gold assay results from the first two drillholes at its Stockade Mountain Project on January 30, 2024. These holes confirm that the mineralizing system at Stockade Mountain is robust and contains significant gold grades, with the strongest intercept of 8.19 g/t over 4 feet (1.2 meters) and several other gold intercepts of interest. Results from the third and last drill hole of the program, SM-24-04, were announced on March 25, 2024 and include a gold intercept of 9.32 g/t over 2.7 feet (0.82 meters). These results continue to demonstrate the strength of the hydrothermal system and the potential for significant gold mineralization within the project area.

Extremely wet and muddy conditions due to significant rain, snow and an unusually warm winter caused substantial difficulties and delays while drilling the third hole. The Company shut down the drill program due to permitting restrictions and excessive disturbance caused by the drilling activity.

Due to the long access roads and the 5-acre disturbance limitation under the BLM Notice level exploration permit, the Company is undertaking a Plan of Operations using an environmental consultant to allow for greater flexibility for drill site locations and access.

On February 28, 2025, the Company received permission from the Oregon Water Resources Department (“WRD”) to drill a water well to produce water for exploration drilling and is planning to drill the well in 2026 to ensure water is available for future drilling campaigns.

The Company completed an in-depth review and modeling of a historical gradient-array induced polarization (“IP”)-resistivity survey which suggested that it was not suitable for imaging potential vein-hosting structures at depths of 200-300 meters, which are the target depths for this project. Accordingly, in the fourth quarter of 2025, the Company designed and completed a detailed geophysical Controlled Source Audio-frequency Magnetotellurics (“CSAMT”) survey to acquire better imaging of target structures. The survey comprised 17 lines totaling approximately 40.8 line-kilometres. Individual survey lines were approximately 2.4 kilometres in length and spaced 200 metres apart. The lines were oriented northeast-southwest, approximately perpendicular to the interpreted orientation of the hydrothermal system and major structural controls.

CSAMT is a geophysical method used to map variations in subsurface electrical resistivity. In epithermal gold systems such as Stockade Mountain, resistivity contrasts may reflect variations in alteration, lithology, structure, and fluid pathways. Zones of elevated resistivity may be associated with silicification or competent volcanic units, while lower resistivity responses may reflect clay alteration, porous sedimentary rocks, or water-saturated volcanic units.

Interpretation of the two-dimensional inversion sections and plan-view resistivity maps indicates considerable geological complexity beneath the project area. The known Opal Hill / Number 9 Vein stockwork mineralization is associated with a prominent resistivity high. Additional resistivity highs and significant resistivity contrast zones have been identified elsewhere within the survey area and may represent prospective structural or lithological targets for future exploration.

Several of the newly identified targets exhibit characteristics similar to the geophysical response associated with known mineralization at the Opal Hill / Number 9 Vein target area. These targets, together with major structural contrast zones identified by the survey, are being incorporated into the Company’s ongoing geological interpretation and target-ranking process.

The Company believes the CSAMT survey has improved its understanding of the subsurface geology and will assist in refining future drill targeting.

The RC drilling program originally anticipated for 2025 has been deferred to allow incorporation of the CSAMT results into drill targeting. The Company’s drilling program will be designed to test beneath known high-level gold/silver-bearing stockwork mineralization for high-grade vein deposits formed deeper in the hydrothermal system. All permits are in place to conduct the program, which will be subject to suitable drill availability and weather.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration.

As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; (ii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); (iii) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (iv) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

Corporate Information

Austin Gold was incorporated under the Business Corporations Act (British Columbia) (“BCABC”) on April 21, 2020. Austin Gold is domiciled in Canada and maintains a head office in Vancouver, BC, Canada. Austin Gold has no maximum authorized share capital and no par value.

The current address and telephone number of our principal executive offices is 1021 West Hastings Street, 9th Floor, Vancouver, BC, Canada V6E 0C3, (604) 644-6579.

Our website address is www.austin.gold. Information on the Company’s website is not incorporated herein by reference. Our Common Shares are listed on the NYSE American under the symbol “AUST”.

The Securities Offered under this Prospectus

We may offer the Common Shares, Warrants, Subscription Receipts or Units with a total value of up to $100,000,000 from time to time under this Prospectus, together with any applicable Prospectus Supplement, at prices and on terms to be determined by market conditions at the time of offering. This Prospectus provides you with a general description of the Securities we may offer. Each time we offer Securities, we will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities, including, to the extent applicable:

•	designation or classification;
•	aggregate offering price;
•	original issue discount, if any;
•	rates and times of payment of dividends, if any;
•	redemption, conversion or exchange terms, if any;
•	conversion or exchange prices, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices and in the securities or other property receivable upon conversion or exchange;
•	restrictive covenants, if any;
•	voting or other rights, if any; and
•	important United States and Canadian federal income tax considerations.

A Prospectus Supplement may also add, update or change information contained in this Prospectus or in documents the Company has incorporated by reference. However, no Prospectus Supplement will offer a security that is not described in this Prospectus.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.

Common Shares

We may offer Common Shares. We may issue Common Shares independently or together with Warrants or Subscription Receipts, and the Common Shares may be attached to or separate from such securities. Holders of Common Shares are entitled to one vote per Common Share on all matters that require shareholder approval. Holders of Common Shares are entitled to dividends when and if declared by the Board. The Common Shares are described in greater detail in this Prospectus under “Description of Common Shares”.

Warrants

We may offer Warrants for the purchase of Common Shares, in one or more series, from time to time. We may issue Warrants independently or together with Common Shares or Subscription Receipts, and the Warrants may be attached to or separate from such securities. Warrants to be issued under this Prospectus may or may not be listed on any securities exchange. The Prospectus Supplement regarding any Warrant to be issued under this Prospectus will provide disclosure regarding whether the Warrants to be issued under such Prospectus Supplement will be listed or are listed on a securities exchange and will be filed in the United States with the SEC and in Canada on SEDAR+.

The Warrants will be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between the Company and a warrant trustee for the holders of the Warrants. In this Prospectus, we have summarized certain general features of the Warrants under “Description of Warrants.” We urge you, however, to read any Prospectus Supplement related to the series of Warrants being offered, as well as the complete warrant indentures and warrant certificates that contain the terms of the Warrants. Specific warrant indentures will contain additional important terms and provisions and will be filed in the United States on Form 6-K with the SEC and will be filed in Canada on SEDAR+.

Subscription Receipts

We may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants, or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements, each to be entered into between the Company and an escrow agent, which will establish the terms and conditions of the Subscription Receipts. Each escrow agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. A copy of the form of subscription receipt agreement will be filed in the United States on Form 6-K with the SEC and will be filed in Canada on SEDAR+.

In the Prospectus, we have summarized certain general features of the Subscription Receipts under “Description of Subscription Receipts”. We urge you, however, to read any Prospectus Supplement related to Subscription Receipts being offered, as well as the complete subscription receipt agreement.

Units

We may offer Units consisting of Common Shares, Warrants and/or Subscription Receipts to purchase any of such securities in one or more series. This Prospectus contains a summary of certain general features of the Units under “Description of Units.” We urge you, however, to read any Prospectus Supplement related to the series of Units being offered. We may evidence each series of units by unit certificates that the Company will issue under a separate unit agreement with a unit agent. We will file in the United States on Form 6-K with the SEC and will file in Canada on SEDAR+ the unit agreements that describe the terms of the series of Units we are offering before the issuance of the related series of Units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

Investing in the Securities involves a high degree of risk. Prospective investors in a particular offering of Securities should carefully consider the following risks as well as the other information contained in this Prospectus, any applicable Prospectus Supplement, and the documents incorporated by reference herein before investing in the Securities. If any of the following risks actually occurs, the Company’s business could be materially harmed. The risks and uncertainties described below are not the only ones the Company faces. Additional risks and uncertainties, including those of which the Company is currently unaware or that the Company deems immaterial, may also adversely affect the Company’s business.

Risks Related to our Financial Condition

We have a limited operating history on which to base an evaluation of our business and prospects.

We are an exploration company and have no history of operations, mining or refining mineral products. We are subject to many risks common to such enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and lack of revenues. There is no assurance that we will be successful in achieving a return on an investment for investors in the Common Shares and our likelihood of success must be considered in light of our early stage of operations.

There can be no assurance that the Austin Gold Properties or any other property will be successfully placed into production and will produce minerals in commercial quantities or otherwise generate operating earnings. Advancing projects from the exploration stage into development and commercial production requires significant capital and time and will be subject to the successful completion of further technical studies, permitting requirements and the construction of mines, processing plants, roads and related works and infrastructure. We will continue to incur losses until mining-related operations successfully reach commercial production levels and generate sufficient revenue to fund continuing operations.

Our auditors have issued a “going concern” audit opinion.

Our independent auditors have indicated in their report on our December 31, 2025 financial statements that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern for one year from the date the financial statements are issued and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to stockholders, in the event of liquidation.

We have no operating revenues and a history of losses.

We have no operating revenues or earnings and a history of losses, and no operating revenues are anticipated until one of our projects comes into production, which may or may not occur. As such, there is no certainty that we will generate revenue from any source, operate profitably or provide a return on investment in the future. We will continue to experience losses unless and until we can successfully develop and begin profitable commercial production at one of our mining properties. There can be no assurance that we will be able to do so.

We will require significant additional capital to fund our business plan.

We plan to focus on exploring for minerals and will use our working capital to carry out such exploration. We have no source of operating cash flow and no assurance that acceptable additional funding will be available to us for the further exploration and development of our projects. We have incurred net losses in the past, may incur losses in the future, and will continue to incur losses until and unless we can derive sufficient revenues and earnings from our mineral projects. These conditions, including other factors described herein, could result in material uncertainty regarding our ability to continue as a going concern.

It is likely that the development and exploration of our properties will require substantial additional financing. Further exploration and development of the Austin Gold Properties and/or other properties acquired by us may be dependent upon our ability to obtain acceptable financing through equity, debt, or some other form of financing, and there can be no assurance that we will be able to obtain adequate financing in the future or that the terms of such financing will be acceptable. Failure to obtain such additional financing could result in the delay or indefinite postponement of further exploration and development of our projects and we may become unable to carry out our business objectives.

We are subject to currency rate risk related to our reporting currency.

We may be subject to currency rate risk. Our reporting currency is the USD, which is exposed to fluctuations against other currencies. Our properties are located in the USA with corporate operations in Canada. Should we expand our operations into other countries, our expenditures and obligations may be incurred in foreign currencies. As such, our results of operations may become subject to foreign currency fluctuation risks and such fluctuations may adversely affect the financial position and our operating results. At this time, we have not implemented measures to mitigate transactional volatility in the Canadian dollar. We may, however, enter into foreign currency forward contracts in order to match or partially offset existing currency exposures.

We may have liquidity risk due to our reliance on additional financing.

Liquidity risk arises through the excess of financial obligations due over available financial assets at any point in time. Our objective in managing liquidity risk will be to maintain sufficient readily available cash reserves and credit in order to meet our liquidity requirements at any point in time. As we do not currently have revenue and are not expected to have revenue in the foreseeable future, we will be reliant upon equity and debt financing to mitigate liquidity risk. The total cost and planned timing of acquisitions and/or other development or construction projects is not currently determinable and it is not currently known precisely when we will require external financing in future periods. There is no guarantee that external financing will be available on commercially reasonable terms, or at all, and our inability to finance future development and acquisitions would have a material and adverse effect on our business and potential prospects.

Increased costs could affect our financial condition.

We anticipate that costs at our projects and properties that we may explore or develop will frequently be subject to variation from one year to the next due to a number of factors, such as changing grade, metallurgy and revisions to mine plans, if any, in response to the physical shape and location of an identified ore body. In addition, costs are affected by the price of commodities such as fuel, steel, rubber, and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production at certain operations less profitable. A material increase in costs at any significant location could have a significant effect on our profitability.

Risks Related to our Company

Our reliance on a single material property presents development risks that could adversely affect our financial condition.

The Stockade Mountain Project is our only material property currently being assessed for exploration and, if warranted, development. As a result, unless we acquire additional material property interests or seek to assess and develop our other properties, including the Lone Mountain Project, any adverse developments affecting this property would have a material adverse effect upon us and would materially affect our potential mineral production, profitability, financial performance and results of operations. While we may seek to develop our other mining claims or acquire additional mineral properties in accordance with our business objectives, there can be no assurance that we will be able to identify suitable additional mineral properties or, if we do identify suitable properties, that we will have sufficient financial resources to acquire such properties or that such properties will be available on terms acceptable to us, or at all, or that we will be able to successfully develop such properties and bring such properties into commercial production.

There can be no assurance that we will:

•	Identify additional properties or assess and develop our other properties with suitable mineralization or development potential;

•	Secure sufficient financial resources to acquire or develop such properties;

•	Successfully negotiate acquisition terms acceptable to our business needs; or

•	Successfully develop any such properties and bring them into commercial production.

Investors should carefully consider the risks associated with our current reliance on a single material property when evaluating an investment in us.

We have no history of mineral production.

There is no history of mineral production on the Austin Gold Properties. The Austin Gold Properties are a high risk, speculative venture, and only a minimal amount of exploration and sampling has been conducted on the properties by us. There is no certainty that our proposed expenditures towards the search for and evaluation of gold or other minerals with regard to the Austin Gold Properties or otherwise will result in discoveries of commercial quantities of gold or other minerals.

Furthermore, there is no assurance that commercial quantities of minerals will be discovered by us at any properties acquired in the future, nor is there any assurance that any of our future exploration programs on the Austin Gold Properties or any other properties will yield any positive results. Even where commercial quantities of minerals are discovered, there can be no assurance that any of our properties will ever be brought to a stage where mineral resources can be identified, and mineral reserves can be profitably produced. Factors which may limit our ability to produce mineral reserves from our properties include, but are not limited to, the price of mineral resources, the availability of additional capital and financing and the nature of any mineral deposits.

We are an early-stage exploration company which presents additional risks to our success.

We are a junior resource company focused primarily on the acquisition, exploration and evaluation of mineral properties located in Nevada, USA and Oregon, USA. Our properties have no established mineral reserves due to the early stage of exploration at this time. Any reference to potential quantities and/or grade is conceptual in nature, as there has been insufficient exploration to define any mineral resource and it is uncertain if further exploration will result in the determination of any mineral resource. Quantities and/or grade described in this Prospectus should not be interpreted as assurances of a potential mineral resource or mineral reserve, or of potential future mine life or of the profitability of future operations.

The exploration and development of mineral deposits involves a high degree of financial risk over a significant period of time. Few properties that are explored are ultimately developed into producing mines and there is no assurance that any of our projects can be mined profitably. Substantial expenditures are required to establish mineral resources and reserves through drilling, to develop metallurgical processes to extract the metal from the ore and in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. It is impossible to ensure that our current exploration and development programs will result in profitable commercial mining operations. The profitability of our operations will be, in part, directly related to the cost and success of our exploration and development programs, which may be affected by a number of factors. Substantial expenditures are required to establish mineral resources and reserves that are sufficient to support commercial mining operations and to construct, complete and install mining and processing facilities on those properties that are actually developed.

No assurance can be given that any particular level of recovery of minerals will be realized or that any potential quantities and/or grade will ever qualify as a mineral resource or reserve, or that any such mineral resource or reserve will ever qualify as a commercially mineable (or viable) deposit which can be legally and economically exploited.

Where expenditures on a property have not led to the discovery of mineral resources or reserves, incurred expenditures will generally not be recoverable.

Our properties are in the exploration stage.

We have not established that our properties contain any mineral reserve according to recognized reserve guidelines, nor can there be any assurance that we will be able to do so. A mineral reserve is defined by the SEC in Regulation S-K 1300 as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a “reserve” that meets the requirements of Regulation S-K 1300 is extremely remote; in all probability our mineral properties do not contain any “reserves” and any funds that we spend on exploration could be lost. Even if we do eventually discover mineral reserves on our properties, there can be no assurance that they can be developed into producing mines to extract those minerals. Both mineral exploration and development involve a high degree of risk and few mineral properties that are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the mineral deposit to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral deposit unprofitable.

As an emerging growth company, our auditor is not required to attest to the effectiveness of our internal controls.

Our independent auditors are not required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting while we are not. While our management will be required to attest to internal controls over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company, we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting unless our public float is less than $75 million. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

We expect that we will be considered a smaller reporting company under the Exchange Act and will be exempt from certain disclosure requirements, which could make our Common Shares less attractive to potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

•	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

•	in the case of an initial registration statement under the Securities Act, or the Exchange Act, for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated initial public offering price of the shares; or

•	in the case of an issuer whose public float as calculated under the previous two bullet points was zero or less than $700 million, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

We believe that we are a smaller reporting company, and as such that we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies. These “scaled” disclosure requirements make our securities less attractive to potential investors, which could make it more difficult for our securityholders to sell their securities.

We are a foreign private issuer which exempts us from complying with certain reporting requirements.

We are considered a “foreign private issuer” and will report under the Exchange Act as a non-U.S. company with foreign private issuer status. This means that, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions (or voluntarily comply with the requirements applicable to U.S. domestic public companies) until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the USA; or (iii) our business is administered principally in the USA.

If we fail to maintain our foreign private issuer status and decide, or are required, to register as a U.S. domestic issuer, the regulatory and compliance costs to us will be significantly more than the costs incurred as a foreign private issuer. In such event, we would not be eligible to use foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are generally more detailed and extensive than the forms available to a foreign private issuer.

It may be difficult to enforce judgments or bring actions outside the U.S. against us and certain of our directors.

We are a Canadian corporation and certain of our officers and directors are neither citizens nor residents of the USA. A substantial part of the assets of several of these persons are located outside the USA. As a result, it may be difficult or impossible for an investor:

•	to enforce in courts outside the U.S. judgments obtained in U.S. courts based upon the civil liability provisions of U.S. federal securities laws against these persons and us; or

•	to bring in courts outside the U.S. an original action to enforce liabilities based upon U.S. federal securities laws against these persons and us.

We believe that we may be a “passive foreign investment company”, which may have adverse U.S. federal income tax consequences for U.S. investors.

We believe that we were a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) for our most recently completed tax year and, based on current business plans and financial expectations, we expect to be a PFIC for our current tax year and may be a PFIC in subsequent tax years. If we are a PFIC for any year during a U.S. taxpayer’s (a “U.S. Holder”) holding period of our Common Shares, then such U.S. Holder generally will be required to treat any gain realized upon a disposition of the Common Shares, as applicable, or any so-called ‘‘excess distribution’’ received on its Common Shares, as applicable, as ordinary income, and to pay an interest charge on a portion of such gain or distribution. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the U.S. Holder. Subject to certain limitations, these tax consequences may be altered if a U.S. Holder makes a timely and effective election (a “QEF”) under Section 1295 of the Code (a “QEF Election”) to treat us and each of our non-U.S. subsidiaries as a “qualified electing fund” (a “QEF”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) in respect of its Common Shares. U.S. Holders should be aware that there can be no assurances that we will satisfy the record keeping requirements that apply to a QEF, or that we will supply U.S. Holders with information, including a PFIC Annual Information Statement, that such U.S. Holders require to make a QEF Election with respect to us or any of our non-U.S. subsidiaries that is also a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to us or any of our non-U.S. subsidiaries. A U.S. Holder that makes a Mark-to-Market Election with respect to our Common Shares generally must include as ordinary income each year the excess of the fair market value of such Common Shares over the U.S. Holder’s adjusted tax basis therein. Each potential investor who is a U.S. Holder should consult its own tax advisor regarding the PFIC rules and the tax consequences of the acquisition, ownership and disposition of our Common Shares.

A limited number of our officers and directors own a majority of our Common Shares and exercise control over us.

As at June 17, 2026, our officers and directors, including Dennis Higgs (CEO), Darcy Higgs (VP Business Development) and Robert Hatch (VP Exploration) hold, directly or indirectly, or have control or direction over, 5,420,668 Common Shares, approximately 39.59% of the issued and outstanding Common Shares, and are our largest shareholder group. Each of these individuals serve as an officer and/or director, which may give rise to conflicts of interest. As a result, these persons have the ability to influence the outcome of matters submitted to our shareholders for approval, which could include the election and removal of directors, amendments to our corporate governing documents and business combinations. Our interests and those of these persons may at times conflict, and this conflict might be resolved against our interests. The concentration of approximately 39.59% of the issued and outstanding Common Shares in the hands of these shareholders may discourage an unsolicited bid for the Common Shares, and this may adversely impact the value and trading price of the Common Shares.

We do not currently insure against all the risks and hazards of mineral exploration, development and mining operations.

Our business is subject to a number of risks and hazards generally, including adverse environmental conditions, industrial accidents, labor disputes, unusual or unexpected geological conditions, ground or slope failures, cave-ins, changes in the regulatory environment, natural phenomena such as inclement weather conditions, floods and earthquakes. Such occurrences could result in damage to mineral properties or production facilities, personal injury or death, environmental damage to our properties or the properties of others, delays in the ability to undertake exploration, monetary losses and possible legal liability.

Although we may maintain insurance to protect against certain risks in such amounts as we consider to be reasonable, our insurance will not cover all the potential risks associated with our operations. We may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to us or to other companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards which we may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations.

We may enter into joint ventures and partnerships which will expose us to risks related to third-party performance under these agreements.

We may in the future enter into partnerships, option agreements and/or joint ventures as a means of acquiring additional property interests or to fully exploit the exploration and production potential of our assets. The failure of any partner to meet our obligations or other third parties, or any disputes with respect to third parties’ respective rights and obligations, could have a material adverse effect on our rights under such agreements. We may also be unable to exert direct influence over strategic decisions made in respect of properties that are subject to the terms of these agreements, which may have a materially adverse impact on the strategic value of the underlying mineral claims. Furthermore, in the event we are unable to meet our obligations or share of costs incurred under agreements to which we are a party, we may have our property interests subject to such agreements reduced as a result or face the termination of such agreements.

We are subject to risks regarding completing and integrating acquisitions.

From time to time, it can be expected that we will examine opportunities to acquire additional exploration and/or mining assets and businesses. Any acquisition that we may choose to complete may be of a significant size, will require significant attention by our management team, may change the scale of our business and operations, and may expose us to new geographic, political, operating, financial and geological risks. Our success in our acquisition activities depends upon our ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition, and integrate the acquired operations successfully with ours. Any acquisitions would be accompanied by risks. In the event that we choose to raise debt capital to finance any such acquisitions, our leverage will be increased. If we choose to use equity as consideration for such acquisitions, existing shareholders may suffer dilution. Alternatively, we may choose to finance any such acquisitions with our existing resources, which would result in the depletion of such resources. There can be no assurance that we would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions, that we would be able to successfully integrate the acquired business into our pre-existing business or that any such acquisition would not have a material and adverse effect on us.

We are reliant on certain key personnel.

Our development will depend on the efforts of key management and other key personnel, including Dennis Higgs (CEO), Robert Hatch (VP Exploration), Darcy Higgs (VP Business Development) and Grant Bond (CFO). The loss of any of these people, particularly to competitors, could have a material adverse effect on our business. Further, with respect to the future development of our projects, it may become necessary to attract both international and local personnel for such development. The marketplace for key skilled personnel is becoming more competitive, which means the cost of hiring, training, and retaining such personnel may increase. Factors outside our control, including competition for human capital and the high level of technical expertise and experience required to execute this development, will affect our ability to employ the specific personnel required. Due to our relatively small size, the failure to retain or attract a sufficient number of key skilled personnel could have a material adverse effect on our business, results of future operations and financial condition. Moreover, we do not intend to take out ‘key person’ insurance in respect of any directors, officers or other employees.

Certain of our directors and officers may have conflicts of interest.

Certain of our directors and officers also serve as directors and/or officers of other companies involved in natural resource exploration and development and consequently there exists the possibility for such directors and officers to be in a position of conflict. Any decision made by any of such directors and officers involving us must be made in accordance with their duties and obligations to deal fairly and in good faith with a view to the best interests of our business and shareholders.

We may experience difficulty attracting and retaining qualified management to meet the needs of our anticipated growth, and the failure to manage our growth effectively could have a material adverse effect on our business and financial condition.

The hiring and retention of qualified personnel in the mining industry is highly competitive. We may experience difficulty in competing with more established and better financed companies in retaining our current management or hiring new personnel to meet our business and financial requirements. If we are unable to hire or retain necessary personnel, it could materially adversely affect our results of operations and financial condition.

When required, we may not be able to certify that our internal control over financial reporting is effective, which may negatively impact the market price of our Common Shares.

Internal controls over financial reporting are procedures designed to provide reasonable assurance that transactions are properly authorized, assets are safeguarded against unauthorized or improper use, and transactions are properly recorded and reported. A control system, no matter how well designed and operated, can provide only reasonable, and not absolute, assurance with respect to the reliability of financial reporting and financial statement preparation. Though we intend to put into place a system of internal controls appropriate for our size, and reflective of our level of operations, there are limited internal controls currently in place. We have a very limited history of operations and have not made any assessment as to the effectiveness of our internal controls. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Shares could be negatively affected. We also could become subject to investigations by the stock exchange on which the securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

We are dependent upon information technology (“IT”) systems, which are subject to disruption, damage, failure and risks associated with implementation and integration. A cybersecurity breach could occur and result in information theft, data corruption, operational disruption, disclosure of business sensitive, confidential or personally identifiable information, misdirected wire transfers, reputational harm, and financial loss.

We are dependent upon IT systems in the conduct of our operations including systems and networks which are provided and maintained by third-party contractors. Our IT systems are subject to disruption, damage or failure from a variety of sources, including, without limitation, computer viruses, security breaches, cyber-attacks, natural disasters and defects in design. Cybersecurity incidents, in particular, are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in systems, unauthorized release of confidential or otherwise protected information and the corruption of data. Various measures have been implemented to manage our risks related to IT systems and network disruptions. However, given the unpredictability of the timing, nature and scope of IT disruptions, we could potentially be subject to operational delays, the compromising of confidential or otherwise protected information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks or financial losses from remedial actions, any of which could have a material adverse effect on our cash flows, competitive position, financial condition or results of operations.

We are or may become subject to data privacy laws, regulations, litigation and directives relating to our processing of personal information.

The jurisdictions in which we operate (including the U.S.) have laws governing how we must respond to a cyber incident that results in the unauthorized access, disclosure, or loss of personal information. Additionally, new laws and regulations governing data privacy, unauthorized disclosure of personal information and imposing certain cybersecurity - related requirements that may provide for a private right of action and imposition of significant fines, pose increasingly complex compliance challenges. Some or all of such legislation will elevate our compliance costs over time. Our business involves collection, use, and other processing of personal information and personally identifiable information of our employees, investors, contractors, suppliers, and customer contacts.

As legislation continues to develop and cyber incidents continue to evolve, we will likely be required to expend significant resources to continue to modify or enhance our protective measures to comply with such legislation and to detect, investigate and remediate vulnerabilities to cyber incidents that relate to data privacy. Any failure by us, or a company we acquire, to comply with such laws and regulations could result in reputational harm, loss of goodwill, penalties, liabilities, remediation costs, or mandated changes in our business practices. Each has the potential to materially impact our financial condition.

Risks Related to the Mining Industry

Mining exploration, development and operations have inherent risks.

Mining operations generally involve a high degree of risk. Our operations are subject to all the hazards and risks normally encountered in the exploration, development and production of gold and other minerals, including unusual and unexpected geologic formations, seismic activity, rock bursts, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other production facilities, damage to life or property, environmental damage and possible legal liability. The financing, exploration, development and mining of any of our properties is furthermore subject to a number of macroeconomic, legal and social factors, including commodity prices, laws and regulations, political conditions, currency fluctuations, the ability to hire and retain qualified people, the ability to obtain suitable and adequate machinery, equipment or labor and obtaining necessary services in the jurisdictions in which we operate. Unfavorable changes to these and other factors have the potential to negatively affect our operations and business.

Major expenses may be required to locate and establish mineral reserves and resources, to develop metallurgical processes and to construct mining and processing facilities at a particular site. Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important determinants which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect our operations, financial condition and results of operations. It is impossible to ensure that the exploration or development programs planned by us will result in a profitable commercial mining operation. Whether a gold or other precious or base metal or mineral deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as the quantity and quality of mineralization and proximity to infrastructure; mineral prices, which are highly cyclical; and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital.

There is no certainty that the expenditures to be made by us towards the exploration and evaluation of gold or other minerals will result in discoveries or production of commercial quantities of gold or other minerals. In addition, once in production, mineral reserves are finite and there can be no assurance that we will be able to locate additional reserves as our existing reserves are depleted.

There may be risks and uncertainties related to title to land we own or lease and royalty interests on such land.

General

There are uncertainties as to title matters in the mining industry. Any defects in title could cause us to lose rights in our mineral properties and jeopardize our business operations. Our mineral properties currently consist primarily of unpatented lode mining claims located on lands administered by the BLM, the Nevada State Office and the Oregon State Office to which we only have possessory title of the mineral rights. Because title to unpatented mining claims is subject to inherent uncertainties, it is difficult to determine conclusively the ownership of such claims. These uncertainties relate to such things as sufficiency of mineral discovery, proper location and posting and marking of boundaries, proper and timely payment of annual BLM claim maintenance fees, the existence and terms of royalties, and possible conflicts with other claims not determinable from descriptions of record.

The present status of our unpatented mining claims located on public lands allows us the right to mine and remove valuable minerals, such as precious and base metals, from the claims conditioned upon applicable environmental reviews and permitting programs. Subject to the permitting process, we are also allowed to use the surface of the land solely for purposes related to mining and processing the mineral-bearing ores. However, legal ownership of the land remains with the USA. We remain at risk that the mining claims may be forfeited either to the U.S. or to rival private claimants due to failure to comply with statutory requirements. Prior to 1993, a mining claim locator who was able to prove the discovery of valuable, locatable minerals on a mining claim, and to meet all other applicable federal and state requirements and procedures pertaining to the location and maintenance of federal unpatented mining claims, had the right to prosecute a patent application to secure fee title to the mining claim from the federal government. The right to pursue a patent, however, has been subject to a moratorium since October 1993, through federal legislation restricting the BLM from accepting any new mineral patent applications. If we do not obtain fee title to our unpatented mining claims, there can be no assurance that we will be able to obtain compensation in connection with the forfeiture of such claims.

Pending Federal Legislation that may affect our Operations

In recent years, members of the U.S. Congress have repeatedly introduced bills which would supplant or alter the provisions of the General Mining Act of 1872, a U.S. federal law that authorizes and governs prospecting and mining for economic minerals, such as gold, platinum, and silver, on federally administered public lands. Such bills have proposed, among other things, to either eliminate the right to a mineral patent, impose a federal royalty on production from unpatented mining claims, render certain federal lands unavailable for the location of unpatented mining claims, afford greater public involvement in the mine permitting process, provide for citizen suits, and impose new and stringent environmental operating standards and mined land reclamation requirements in addition to those already in effect. Such proposed legislation could change the cost of holding unpatented mining claims and could significantly impact our ability to develop mineralized material on unpatented mining claims. Currently, most of our mining claims are unpatented lode mining claims. Although we cannot predict what legislative changes might occur, the enactment of these proposed bills could adversely affect the potential for development of our mining claims, the economics of any mines that we bring into operation on federal unpatented mining claims, and as a result, adversely affect our financial performance.

Title to Mineral Property Interests may be Challenged

There may be challenges to title of the mineral properties in which we hold a material interest. If there are title defects with respect to any properties, we might be required to compensate other persons or to reduce our interest in the affected property. Furthermore, in any such case, the investigation and resolution of these issues would divert time of our management team from ongoing exploration and development programs. Title insurance generally is not available for mining claims in the U.S. and our ability to ensure that we have obtained secure claim to individual mineral properties may be limited. Austin Gold Properties may be subject to prior unregistered liens, agreements, transfers, or claims, including native land claims and title may be affected by, among other things, undetected defects. In addition, we may be unable to operate the properties as permitted or to enforce our rights with respect to our properties. The failure to comply with all applicable laws and regulations, including a failure to pay taxes or annual BLM claim maintenance fees, may invalidate title to portions or all of the Austin Gold Properties. We may incur significant costs related to defending the title to our properties. A successful claim contesting title to a property may cause us to compensate other persons, or to reduce our interest in the affected property or to lose our rights to explore and, if warranted, develop that property. This could result in us not being compensated for our prior expenditures relating to the property. Also, in any such case, the investigation and resolution of title issues would divert management’s time from ongoing exploration and, if warranted, development programs.

Mineral Properties may be Subject to Defects in Title

The ownership and validity or title of unpatented mining claims and concessions can at times be uncertain and may be contested. We also may not have, or may not be able to obtain, all necessary surface rights to develop a property. We have taken reasonable measures, in accordance with industry standards for properties at the same stage of exploration as ours, to ensure proper title to the Austin Gold Properties. However, there is no guarantee that title to any of our properties will not be challenged or impugned.

Interpretation of Royalty Agreements; Unfulfilled Contractual Obligations

Royalty interests in Austin Gold Properties, and any other royalty interests in respect of our properties which may come into existence, may be subject to uncertainties and complexities arising from the application of contract and property laws in the jurisdictions where the mining projects are located. Operators and other parties to the agreements governing royalty interests in Austin Gold Properties may interpret their interests in a manner adverse to us, and we could be forced to take legal action to enforce our rights. Challenges to the terms of such royalty interests or the existence of other royalties could have a material adverse effect on our business, results of operations, cash flows and financial condition. Disputes could arise with respect to, among other things:

•	the existence or geographic extent of the royalty interests;

•	the methods for calculating royalties;

•	third party claims to the same royalty interest or to the property on which a royalty interest exists, or the existence of additional royalties on the same property;

•	various rights of the operator or third parties in or to a royalty interest;

•	production and other thresholds and caps applicable to payments of royalty interests;

•	the obligation of an operator to make payments on royalty interests;

•	various defects or ambiguities in the agreement governing a royalty interest; and

•	disputes over the interpretation of buy-back rights.

Natural Resource Properties are Largely Contractual in Nature

Parties to contracts do not always honor contractual terms and contracts themselves may be subject to interpretation or technical defects. Accordingly, there may be instances where we would be forced to take legal action to enforce our contractual rights. Such litigation may be time-consuming and costly and there is no guarantee of success. Any pending proceedings or actions or any decisions determined adversely to us may have a material and adverse effect on our results of operations, financial condition and the trading price of the Common Shares.

We may be unable to secure surface access or purchase required surface rights.

Although we acquire the rights to some or all of the minerals in the ground subject to the mineral tenures that we acquire, or have a right to acquire, in most cases we do not thereby acquire any rights to, or ownership of, the surface to the areas covered by such mineral tenures. In such cases, applicable mining laws usually provide for rights of access to the surface for the purpose of carrying on mining activities, however, the enforcement of such rights through the courts can be costly and time consuming. It is necessary to negotiate surface access or to purchase the surface rights if long-term access is required. There can be no guarantee that, despite having the right at law to access the surface and carry on mining activities, we will be able to negotiate satisfactory agreements with any such existing landowners/occupiers for such access or purchase of such surface rights, and therefore we may be unable to carry out planned mining activities. In addition, in circumstances where such access is denied, or no agreement can be reached, we may need to rely on the assistance of local officials or the courts in such jurisdiction, the outcomes of which cannot be predicted with any certainty. Our inability to secure surface access or purchase required surface rights could materially and adversely affect our timing, cost or overall ability to develop any mineral deposits we may locate.

We are subject to significant governmental regulations, which affect our operations and costs of conducting our business.

Our exploration operations are subject to government legislation, policies and controls relating to prospecting, development, production, environmental protection including sensitive plant and animal species such as the greater sage-grouse, preservation of antiquities and resources of cultural heritage, mining taxes and labor standards. In order for us to carry out our activities, our various licenses and permits must be obtained and kept current. There is no guarantee that our licenses and permits will be granted, or that once granted will be maintained and extended. In addition, the terms and conditions of such licenses or permits could be changed and there can be no assurances that any application to renew any existing licenses will be approved. There can be no assurance that all permits that we require will be obtainable on reasonable terms, or at all. Delays or a failure to obtain such permits, or a failure to comply with the terms of any such permits that we have obtained, could have a material adverse impact on us. We may be required to contribute to the cost of providing the required infrastructure to facilitate the development of our properties and will also have to obtain and comply with permits and licenses that may contain specific conditions concerning operating procedures, water use, waste disposal, spills, environmental studies, abandonment and restoration plans and financial assurances. There can be no assurance that we will be able to comply with any such conditions and non-compliance with such conditions may result in the loss of certain of our permits and licenses on properties, which may have a material adverse effect on us. Future taxation of mining operators cannot be predicted with certainty so planning must be undertaken using present conditions and best estimates of any potential future changes. There is no certainty that such planning will be effective to mitigate adverse consequences of future taxation on our business.

Our financial results and access to capital may depend on commodity markets.

The price of our securities, our financial results, and our access to the capital required to finance our exploration activities may in the future be adversely affected by declines in the price of precious and base metals and, in particular, the price of gold. Precious metal prices fluctuate widely and are affected by numerous factors beyond our control such as the sale or purchase of precious metals by various dealers, central banks and financial institutions, interest rates, exchange rates, inflation or deflation, currency exchange fluctuation, global and regional supply and demand, production and consumption patterns, speculative activities, increased production due to improved mining and production methods, government regulations relating to prices, taxes, royalties, land tenure, land use and importing and exporting of minerals, environmental protection, and international political and economic trends, conditions and events. If these or other factors adversely affect the price of gold, the market price of our securities may decline and our operations may be materially and adversely affected.

We are subject to risks regarding market fluctuations and commercial quantities.

The market for minerals is influenced by many factors beyond our control, including without limitation the supply and demand for minerals, the sale or purchase of precious metals by various dealers, central banks and financial institutions, interest rates, exchange rates, inflation or deflation, currency exchange fluctuation, global and regional supply and demand, production and consumption patterns, speculative activities, increased production due to improved mining and production methods, government regulations relating to prices, taxes, royalties, land tenure, land use and importing and exporting of minerals, environmental protection, and international political and economic trends, conditions and events. In addition, the metals industry in general is intensely competitive and there is no assurance that, even if apparently commercial quantities and qualities of metals (such as gold) are discovered, a market will exist for their profitable sale. Commercial viability of precious and base metals and other mineral deposits may be affected by other factors that are beyond our control, including the particular attributes of the deposit such as the size, quantity and quality, the cost of mining and processing, proximity to infrastructure, the availability of transportation and sources of energy, financing, government legislation and regulations including those relating to prices, taxes, royalties, land tenure, land use, import and export restrictions, exchange controls, restrictions on production, and environmental protection. It is impossible to assess with certainty the impact of various factors that may affect commercial viability such that any adverse combination of such factors may result in us not receiving an adequate return on invested capital or having our mineral projects be rendered uneconomic.

Estimates of mineral resources and reserves are subject to evaluation uncertainties that could result in project failure.

We currently do not have any mineral resources or reserves. Mineral resource and reserve estimates will be based upon estimates made by our personnel and independent geologists. These estimates are inherently subject to uncertainty and are based on geological interpretations and inferences drawn from drilling results and sampling analyses and may require revision based on further exploration or development work. The estimation of mineral resources and reserves may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues. As a result of the foregoing, there may be material differences between actual and estimated mineral resources and reserves, which may impact the viability of our projects and have a material impact on our business.

The grade of mineralization which may ultimately be mined may differ from that indicated by drilling results and such differences could be material. The quantity and resulting valuation of mineral reserves and mineral resources may also vary depending on, among other things, mineral prices (which may render mineral reserves and mineral resources uneconomic), cut-off grades applied and estimates of future operating costs (which may be inaccurate). Production can be affected by such factors as permitting regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. Any material changes in quantity of mineral resources, mineral reserves, grade, or stripping ratio may also affect the economic viability of any project undertaken by us. In addition, there can be no assurance that mineral recoveries in small scale, and/or pilot laboratory tests will be duplicated in a larger scale test under on-site conditions or during production. To the extent that we are unable to mine and produce as expected and estimated, our business may be materially and adversely affected.

There is no certainty that any of the mineral resources identified on any of our properties will be realized, that any mineral resources will ever be upgraded to mineral reserves, that any anticipated level of recovery of minerals will in fact be realized, or that an identified mineral reserve or mineral resource will ever qualify as a commercially mineable (or viable) deposit which can be legally and economically exploited. Until a deposit is actually mined and processed, the quantity of mineral resources and mineral reserves and grades must be considered as estimates only, and investors are cautioned that we may ultimately never realize production on any of our properties.

We may not be able to obtain all required permits and licenses to place any of our properties into production.

Our current and future operations, including development activities and commencement of production, if warranted, require permits from governmental authorities and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Companies engaged in mineral property exploration and the development or operation of mines and related facilities generally experience increased costs, and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits. We cannot predict if all permits which we may require for continued exploration, development or construction of mining facilities and conduct of mining operations will be obtainable on reasonable terms, if at all. Costs related to applying for and obtaining permits and licenses may be prohibitive and could delay our planned exploration and development activities. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on our operations and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties.

We are subject to risks regarding health and safety laws and regulations.

Our operations are subject to various health and safety laws and regulations that impose various duties on us in respect of our operations, relating to, among other things, worker safety and the surrounding communities. These laws and regulations also grant the relevant authorities broad powers to, among other things, close unsafe operations and order corrective action relating to health and safety matters. The costs associated with the compliance with such health and safety laws and regulations may be substantial and any amendments to such laws and regulations, or more stringent implementation thereof, could cause additional expenditure or impose restrictions on, or suspensions of, our operations. We expect to make significant expenditures to comply with the extensive laws and regulations governing the protection of the environment, waste disposal, worker safety, mine development and protection of endangered and other special status species, and, to the extent reasonably practicable, to create social and economic benefit in the surrounding communities near our mineral properties, but there can be no guarantee that these expenditures will ensure our compliance with applicable laws and regulations and any non-compliance may have a material and adverse effect on our business.

Our relationship with the communities in which we operate impacts the future success of our operations.

Our relationship with the communities in which we operate is important to ensure the future success of our existing operations. While we believe our relationships with the communities in which we operate are strong, there is an increasing level of public concern relating to the perceived effect of mining activities on the environment and on communities impacted by such activities. Certain non-governmental organizations (“NGOs”), some of which oppose globalization and resource development, are often vocal critics of the mining industry and its practices. Adverse publicity generated by such NGOs or others related to extractive industries generally, or our operations specifically, could have an adverse effect on our reputation or financial condition and may impact our relationship with the communities in which we operate. While we believe that we operate in a socially responsible manner, there is no guarantee that our efforts in this respect will mitigate this potential risk.

We are subject to potential environmental risks and hazards which could adversely impact our operations.

The mining and mineral processing industries are subject to extensive governmental regulations for the protection of the environment, including regulations relating to air and water quality, mine reclamation, solid and hazardous waste handling and disposal and the promotion of occupational health and safety, which may adversely affect us or require us to expend significant funds in order to comply with such regulations. There is also a risk that environmental and other laws and regulations may become more onerous, making it more costly for us to remain in compliance with such laws and regulations, which could result in the incurrence of additional costs and operational delays or the failure of our business.

All phases of our operations in Nevada, USA and Oregon, USA will be subject to extensive federal environmental regulation, and to the state regulatory programs to which these federal requirements may have been delegated through state statutes, which may include:

•	Comprehensive Environmental, Response, Compensation, and Liability Act (“CERCLA”);

•	The Federal Resource Conservation and Recovery Act (“RCRA”);

•	The Clean Air Act (“CAA”);

•	The National Environmental Policy Act (“NEPA”);

•	The Clean Water Act (“CWA”);

•	The Safe Drinking Water Act (“SDWA”);

•	The Endangered Species Act (“ESA”); and

•	The National Historic Preservation Act.

These environmental regulations require us to obtain various operating approvals and licenses and also impose standards and controls relating to exploration, development and production activities. Mining projects are required to prepare and receive Federal and State approval of a reclamation plan and provide financial assurance to ensure that the reclamation plan is implemented upon completion of operations. Compliance with federal and state regulations could result in delays in beginning or expanding operations, incurring additional costs for cleanup of hazardous substances, payment of penalties for discharge of pollutants, and post-mining reclamation and bonding, all of which could have an adverse impact on our financial performance and results of operations.

There is no assurance that future changes in environmental regulation, if any, will not adversely affect our operations. Environmental hazards may exist on the properties on which we hold interests which are unknown to us at present and which have been caused by previous or existing owners or operators of the properties, and which may result in the payment of fines and clean-up costs by us and may adversely affect our operations.

We cannot give any assurances that breaches of environmental laws (whether inadvertent or not) or environmental pollution will not materially and adversely affect our financial condition. There is no assurance that any future changes to environmental regulation, if any, will not adversely affect us.

Our activities are subject to environmental laws and regulations that may increase our costs of doing business and restrict our operations.

All phases of our operations are subject to environmental regulation in the jurisdictions in which we operate, certain of which regulations are set forth below. Environmental legislation is evolving in a manner which may result in stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. These laws address emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species and reclamation of lands disturbed by mining operations. The costs associated with compliance with such laws and regulations are substantial. Compliance with environmental laws and regulations and future changes in these laws and regulations may require significant capital outlays and may cause material changes or delays in our operations and future activities. It is possible that future laws, regulations, or more restrictive interpretations of current laws and regulations by governmental authorities could have a significant adverse impact on our properties or some portion of our business, causing us to re-evaluate those activities at that time.

U.S. Federal Laws:

CERCLA, and comparable state statutes, impose strict, joint and several liabilities on current and former owners and operators of sites and on persons who disposed of or arranged for the disposal of hazardous substances found at such sites. It is not uncommon for the government to file claims requiring cleanup actions, for reimbursement for government-incurred cleanup costs, or for natural resource damages, or for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by hazardous substances released into the environment. RCRA, and comparable state statutes, govern the disposal of solid waste and hazardous waste and authorize the imposition of substantial fines and penalties for noncompliance, as well as requirements for corrective actions. CERCLA, RCRA and comparable state statutes can impose liability for clean-up of sites and disposal of substances found on exploration, mining and processing sites long after activities on such sites have been completed.

CAA, as amended, restricts the emission of air pollutants from many sources, including mining and processing activities. Our mining operations may produce air emissions, including fugitive dust and other air pollutants from stationary equipment, storage facilities and the use of mobile sources such as trucks and heavy construction equipment, which are subject to review, monitoring and/or control requirements under the CAA and state air quality laws. New facilities may be required to obtain permits before work can begin, and existing facilities may be required to incur capital costs in order to remain in compliance. In addition, permitting rules may impose limitations on our production levels or result in additional capital expenditures in order to comply with the rules.

NEPA requires federal agencies to integrate environmental considerations into their decision-making processes by evaluating the environmental impacts of their proposed actions. If a proposed action could significantly affect the environment, the agency must prepare a detailed statement known as an EIS, which in addition to assessing environmental impacts, it must also analyze cumulative impacts and alternatives to the proposed actions. The U.S. Environmental Protection Agency (“EPA”), other federal agencies, and any interested third parties will review and comment on the scoping of the Environmental Impact Statement (“EIS”) and the adequacy of and findings set forth in the draft and final EIS. This process can cause delays in the issuance of required permits or result in changes to a project to mitigate its potential environmental impacts, which can in turn impact the economic feasibility of a proposed project. NEPA only applies to activities on public lands managed by a public land management agency like the BLM. It does not apply to projects on state- or privately held land, but some states have comparable state statutes with analogous risk.

CWA, and comparable state statutes, impose restrictions and controls on the discharge of pollutants into waters of the USA. The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by the EPA or an analogous state agency. The CWA regulates storm water from mining facilities and requires a storm water discharge permit for certain activities. Such permits require the regulated facility to monitor and sample storm water run-off from its operations. The CWA and regulations implemented thereunder also prohibit discharges of dredged and fill materials in wetlands and other waters of the U.S. unless authorized by an appropriately issued permit. The CWA and comparable state statutes provide for civil, criminal and administrative penalties for unauthorized discharges of pollutants and impose liability on parties responsible for those discharges for the costs of cleaning up any environmental damage caused by the release and for natural resource damages resulting from the release. SDWA and the Underground Injection Control (“UIC”) program promulgated thereunder, regulate the drilling and operation of subsurface injection wells. The EPA directly administers the UIC program in some states and in others the responsibility for the program has been delegated to the state. The program requires that a permit be obtained before drilling a disposal or injection well. Violation of these regulations and/or contamination of groundwater by mining-related activities may result in fines, penalties, and remediation costs, among other sanctions and liabilities under the SDWA and state laws. In addition, third party claims may be filed by landowners and other parties claiming damages for alternative water supplies, property damages and bodily injury.

ESA requires federal agencies to consider the conservation of threatened or endangered plant and/or animal species and the impacts to those habitats in which they are found in their decision - making processes. The U.S. Fish and Wildlife Service and/or the National Oceanic and Atmospheric Administration (“NOAA”) Fisheries Service, and comparable state agencies, are responsible to ensure that the actions they authorize, fund, or carry out are not likely to adversely impact the continued existence of any listed species or result in the destruction or adverse modification of critical habitats required for species survival.

The National Historic Preservation Act protects the presence of historical or archeological sites on public lands as important public resources. It obliges federal land management agencies to preserve the historic, scientific, commemorative, and cultural values of the archaeological and historic sites and structures on these lands for present and future generations. The law requires that cultural resource surveys be completed on all land prior to disturbance by project activities. Where cultural resources are identified, such resources must be catalogued, and the data adequately recorded by qualified personnel prior to land disturbance. Significant cultural resource finds may require complete avoidance or systematic data recovery and relocation programs.

Nevada State Laws:

At the state level, mining operations in Nevada are primarily regulated by the Nevada Department of Conservation and Natural Resources, Division of Environmental Protection. Bureaus within this Division require mine operators to hold valid Air, Water Pollution Control, and Reclamation Permits, which dictate operating controls and closure and post-closure requirements directed at protecting air, water, and land. We must also post financial assurances to assure the reclamation of significant land disturbances.

Other Nevada regulations govern operating and design standards for the construction and operation of any source of air contamination and landfill operations. Any changes to these laws and regulations could have an adverse impact on our financial performance and results of operations by, for example, requiring changes to operating constraints, technical criteria, fees or surety requirements.

Oregon State Laws:

The Oregon DOGAMI is the Lead Facilitating Agency for mine permitting and provides coordination, accountability, and mediates any disagreements between other involved agencies. These other agencies include Oregon Department of Environmental Quality (“DEQ”), Oregon WRD, Oregon Department of State Lands (“DSL”), Oregon Department of Fish and Wildlife (“ODFW”), Oregon Department of Agriculture (“ODA”), Oregon State Historic Preservation Office (“SHPO”) and Oregon Department of Land and Conservation Development (“DLCD”). Malheur County, within which the Stockade Mountain Project is located, may also require development and operating permits.

These agencies dictate operating controls and closure and post-closure requirements directed at protecting air, water, and land. Financial assurances to guarantee the reclamation of land disturbances must also be posted prior to initiating exploration, development, and production operations. Any changes to these laws and regulations could have an adverse impact on our financial performance and results of operations by, for example, requiring changes to operating constraints, technical criteria, fees or surety requirements.

Land reclamation requirements for our properties may be burdensome and expensive.

Although variable depending on location and the governing authority, land reclamation requirements are generally imposed on mineral exploration companies (as well as companies with mining operations) in order to minimize long term effects of land disturbance.

Reclamation may include requirements to:

•	control dispersion of potentially deleterious effluents;

•	treat ground and surface water to pre-established standards; and

•	reasonably re-establish pre-disturbance landforms and vegetation.

In order to carry out reclamation obligations imposed on us in connection with our potential development activities, we must allocate financial resources that might otherwise be spent on further exploration and development programs. We have set up provisions for our reclamation obligations on our properties, as required, however, such provisions may not be adequate. If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected.

We face intense competition in the mining industry.

The mining industry is highly competitive in all its phases, both domestically and internationally. Our ability to acquire properties and develop mineral resources and reserves in the future will depend not only on our ability to develop our present properties, but also on our ability to select and acquire suitable producing properties or prospects for mineral exploration, of which there is a limited supply. We may be at a competitive disadvantage in acquiring additional mining properties because we must compete with other individuals and companies, many of which have greater financial resources, operational experience, and technical capabilities than us. We may also encounter competition from other mining companies in our efforts to hire experienced mining professionals. Competition could adversely affect our ability to attract necessary funding or acquire suitable producing properties or prospects for mineral exploration in the future. Competition for services and equipment could result in delays if such services or equipment cannot be obtained in a timely manner due to inadequate availability and could also cause scheduling difficulties and cost increases due to the need to coordinate the availability of services or equipment. Any of the foregoing effects of competition could materially increase project development, exploration, or construction costs, result in project delays and generally and adversely affect us and our business and prospects.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

Climate change could have an adverse impact on our operations. The potential physical impacts of climate change on the operations of our business is highly uncertain and would be particular to the geographic circumstances in areas in which we operate. These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels and changing temperatures. These changes in climate could have an impact on the cost of development or production on our mines and adversely affect the financial performance of our operations.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business. A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to climate and its potential impacts. Legislation and increased regulation regarding climate change could impose significant costs on us, our venture partners and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such regulations. Given the emotion, political significance and uncertainty around the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in the natural resources industry could harm our reputation.

A shortage of equipment and supplies could adversely affect our ability to operate our business.

We are dependent on various supplies and equipment to carry out our mining exploration and, if warranted, development operations. The shortage of such supplies, equipment and parts could have a material adverse effect on our ability to carry out our operations and therefore limit, or increase the cost of, production.

Risks Related to our Common Shares

Our shares may not continue to be listed on the NYSE American LLC (“NYSE American”)

Failure to meet the applicable maintenance requirements of the NYSE American could result in our shares being delisted from the NYSE American. If we are delisted from the NYSE American, our shares may be eligible for trading on an over-the-counter market in the U.S. In the event that we are not able to obtain a listing on another U.S. stock exchange or quotation service for our shares, it may be extremely difficult or impossible for shareholders to sell their shares in the U.S. Moreover, if we are delisted from the NYSE American, but obtain a substitute listing for our shares in the U.S., it may be on a market with less liquidity, and therefore potentially more price volatility, than the NYSE American. Shareholders may not be able to sell their shares on any such substitute U.S. market in the quantities, at the times, or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if our shares are delisted from the NYSE American, the price of our shares is likely to decline. In addition, a decline in the price of our shares will impair our ability to obtain financing in the future.

We have never paid dividends on the Common Shares.

No dividends on the Common Shares have been paid by us to date. Investors in our securities cannot expect to receive a dividend on their investment in the foreseeable future, if at all. Accordingly, it is unlikely that investors will receive any return on their investment in our securities other than through possible Common Share price appreciation.

Our Articles designate the Supreme Court of BC, Canada and the appellate Courts therefrom as the exclusive forum for certain types of actions and proceedings, which could limit a shareholder’s ability to choose the judicial forum for disputes arising with us.

Our Articles include a forum selection provision that indicates that the Courts shall, to the fullest extent permitted by law, be the sole and exclusive forum for:

(i)	any derivative action or proceeding brought on behalf of us,

(ii)	any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us,

(iii)	any action asserting a claim arising pursuant to any provision of the Business Corporations Act (British Columbia) or our Articles (as may be amended from time to time); or

(iv)	any action asserting a claim otherwise related to the relationships among our business, our affiliates and their respective shareholders, directors and/or officers; provided however that (iv) does not include claims related to our business carried on by us or such affiliates.

There is uncertainty as to whether the Courts or courts in other jurisdictions will enforce these forum selection clauses. The choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes, which may discourage such lawsuits that might otherwise be to the benefit of shareholders.

We interpret the forum selection clauses in our Articles to be limited to the specified actions and not to apply to any actions arising under the Exchange Act or the Securities Act, including any derivative actions brought under the Exchange Act or the Securities Act, and we will not seek to enforce the forum selection clause in relation to such actions. Section 27 of the Exchange Act provides that U.S. federal courts shall have jurisdiction over all suits and any action brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act provides that U.S. federal and U.S. state courts shall have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

If a court were to find the choice of forum provision contained in our Articles to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could have a material adverse effect on our business, financial condition, and results of operations.

You may experience dilution as a result of future issuances of Common Shares.

We are not adequately financed to carry out our exploration and evaluation plans for this fiscal year. In addition, financing the development of a mining operation through to production, should feasibility studies show it is recommended, would be expensive and we would require additional capital to fund development and exploration programs and potential acquisitions. We cannot predict the size of future issuances of the Common Shares or the issuance of debt instruments or other securities convertible into Common Shares in connection with any such financing. Likewise, we cannot predict the effect, if any, that future issuances and sales of our securities will have on the market price of the Common Shares. If we raise additional funds by issuing additional equity securities, such financing may substantially dilute the interests of existing shareholders. Sales of substantial numbers of Common Shares, or the availability of such Common Shares for sale, could adversely affect prevailing market prices for our securities and a securityholder’s interest in our business.

We are an “emerging growth company,” and cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Commencing in May 2022, we could be an emerging growth company for up to five years: however, circumstances could cause us to lose that status earlier, including if the market value of our Common Shares held by non-affiliates exceeds US$700,000,000, if we issue US$1,000,000,000 or more in non-convertible debt during a three-year period, or if our annual gross revenues exceed US$1,235,000,000. Absent the foregoing circumstances, we would cease to be an emerging growth company on the last day of the fiscal year following the date of the fifth anniversary of our first sale of common equity securities under an effective registration statement. In May 2022, the Company completed the first sale of common equity securities under the Securities Act and may no longer be an emerging growth company at the end of 2027. Finally, at any time we may choose to opt-out of the emerging growth company reporting requirements. If we choose to opt out, we will be unable to opt back in to being an emerging growth company. We cannot predict if investors will find our Common Shares less attractive because we may rely on these exemptions. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and the prices of our securities may be more volatile.

Any future issuances of debt securities, which would rank senior to our Common Shares upon our bankruptcy or liquidation, may adversely affect the level of return you may be able to achieve from an investment in our Common Shares.

In the future, we may attempt to increase our capital resources by offering debt securities or preferred stock. Upon a potential bankruptcy or liquidation, holders of our debt securities or preferred stock, and lenders with respect to other borrowings we may make, may receive distributions of our available assets prior to any distributions being made to holders of our Common Shares. Because our decision to issue debt securities or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Shares must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return they may be able to achieve from an investment in our Common Shares, upon bankruptcy or otherwise.

The market price of our Common Shares is subject to numerous risks.

We have a limited trading history and may be considered a micro-cap or small-cap company. Securities of micro-cap and small-cap companies have experienced substantial price and volume volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved or the value of the underlying assets. These factors include macroeconomic developments and political environments in North America and globally and market perceptions of the attractiveness of particular industries. There is no assurance that the price of the Common Shares will be unaffected by any such volatility. The price of the Common Shares is also likely to be significantly affected by short-term changes in mineral and commodity prices or in our financial condition and results of operations as reflected in our financial statements. Other factors unrelated to our performance that may have an effect on the price of the Common Shares include the following: (i) the extent of analytical coverage available to investors concerning our business may be limited if investment banks with research capabilities do not follow our securities; (ii) lessening in trading volume and general market interest in our securities may affect an investor’s ability to trade significant numbers of Common Shares; (iii) the size of our public float may limit the ability of some institutions to invest in our securities; (iv) a substantial decline in the price of the Common Shares that persists for a significant period of time could cause our securities, if listed on an exchange, to be delisted from such exchange, further reducing market liquidity; and (v) the sale of securities by major shareholders.

As a result of any of these factors, the market price of the Common Shares at any given point in time may not accurately reflect our long-term value and our shareholders may experience capital losses as a result of their investment in our business. Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

General Risks

Our properties and operations may be subject to litigation or other claims.

We may become involved in disputes with other parties in the future which may result in litigation. The results of litigation cannot be predicted with certainty. If we are unable to resolve these disputes favorably, it may have a material adverse impact on our ability to carry out our business plan.

Our business is affected by the global economy.

Recent global financial conditions have been characterized by increased volatility and access to public financing, particularly for junior mineral exploration companies, has been negatively impacted. These conditions, which include potential disruptions due to U.S. Government shutdowns, may affect our ability to obtain equity or debt financing in the future on terms favorable to us or at all. If such conditions continue, our operations could be negatively impacted.

There is uncertainty as a result of international conflicts

International conflict and other geopolitical tensions and events, including war, military action, terrorism, trade disputes and international responses thereto have historically led to, and may in the future lead to, uncertainty or volatility in global commodity and financial markets and supply chains. The outbreak of hostilities, including those in Ukraine, Israel and Iran, and the accompanying international response including economic sanctions, has been extremely disruptive to the world economy, with increased volatility in commodity markets, and international trade and financial markets, all of which have a trickle-down effect on supply chains, equipment and construction. There is substantial uncertainty about the extent to which these conflicts will continue to impact economic and financial affairs, as the numerous issues arising from the conflicts are in flux and there is the potential for escalation of the conflicts in Europe, the Middle East and globally. There is a risk of substantial market and financial turmoil arising from the conflicts which could have a material adverse effect on the economics of our projects, and our ability to operate our business and advance project development.

Political uncertainty in the U.S. may have an adverse impact on our operating performance and results of operations.

General political uncertainty may have an adverse impact on our operating performance and results of operations. It is presently unclear exactly what actions the second Trump administration in the U.S. will implement, and if implemented, how these actions may impact the mining industry in the U.S. Any actions taken by the Trump administration, including the many recent executive orders, may have a negative impact on the U.S. economy and on our business, financial condition, and results of operations.

Changes to U.S. tariff and import/export regulations may have a negative effect on our business and, in turn, harm us.

The U.S. has enacted and proposed to enact significant new tariffs. Additionally, the U.S. administration has directed various federal agencies to further evaluate key aspects of U.S. trade policy and there has been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs. There continues to exist significant uncertainty about the future relationship between the U.S. and other countries with respect to such trade policies, treaties and tariffs.

These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the U.S. Any of these factors could depress economic activity and restrict the access of our suppliers or customers to markets or materials and have a material adverse effect on their business, financial condition and results of operations, which in turn would negatively impact us.

Artificial intelligence presents risks and challenges that can impact our business by increasing compliance costs and posing security risks to our confidential information.

We may increasingly rely on artificial intelligence (“AI”) systems in certain aspects of our operations and may incorporate AI-enabled tools provided by third parties. The legal and regulatory framework governing AI in the U.S., Canada and other jurisdictions is evolving as is guidance from securities regulators regarding disclosure expectations. New or changing requirements could increase compliance costs, require modifications to AI systems, restrict certain uses of AI, or expose us to regulatory scrutiny or enforcement actions.

AI systems may produce inaccurate, biased, or otherwise unreliable outputs and may present privacy, cybersecurity, intellectual property, and human rights risks. Our reliance on third-party AI providers may limit our visibility into training data, model design, and risk controls. Failure to manage these risks effectively, or to provide appropriate disclosure regarding our use of AI, could result in legal liability, reputational harm, regulatory investigations, or adverse impacts on our business, financial condition, and results of operations.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” information it files with the SEC. This means that the Company can disclose important information to you by referring you to those documents. Any information the Company references in this manner is considered part of this Prospectus.

The following documents which have been filed by the Company with securities commissions or similar authorities in Canada and with the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus.

(a)	the Annual Report on Form 20-F of the Company, for the year ended December 31, 2025, which report contains the audited consolidated financial statements of the Company and the notes thereto as at December 31, 2025, 2024 and 2023 and for the years ended December 31, 2025, 2024 and 2023, together with the auditors’ report thereon and the related management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2025, 2024 and 2023, as filed with the SEC on March 26, 2026;

(b)	Exhibits 99.1 and 99.2 of the Company’s Report of Foreign Private Issuer on Form 6-K, which exhibits contain the unaudited condensed interim consolidated financial statements of the Company as at and for the three months ended March 31, 2026 and 2025 and the related management’s discussion and analysis for the three months ended March 31, 2026 and 2025, as filed with the SEC on May 7, 2026;

(c)	Exhibit 99.1 of the Company’s Report of Foreign Private Issuer on Form 6-K, dated March 19, 2026, which exhibit contains the Company’s Notice of Meeting and Information Circular for its annual general meeting of shareholders held on May 6, 2026, as filed with the SEC on March 20, 2026;

(d)	the Company’s Reports of Foreign Private Issuer as filed on May 11, 2026;

(e)	the description of the Company’s Common Shares contained in its registration statement on Form 8-A filed on May 3, 2022, including any amendment or report filed for purposes of updating such description; and

(f)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to any Report of Foreign Private Issuer on Form 6-K), after the date of this Prospectus but before the end of the offering of the securities made by this Prospectus.

We also hereby specifically incorporate by reference all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to any Report of Foreign Private Issuer on Form 6-K) after the date of the initial registration statement on Form F-3 to which this Prospectus relates and prior to effectiveness of such registration statement.

Any statement in this Prospectus contained in a document incorporated or deemed to be incorporated by reference into this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement in this Prospectus or in any later filed document modifies or supersedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this Prospectus, except as modified or superseded.

You may obtain copies of any of these documents by contacting us at the address and telephone number indicated below or by contacting the SEC as described below. You may request a copy of these documents, and any exhibits that have specifically been incorporated by reference as an exhibit in this Prospectus, at no cost, by writing or telephoning to:

Austin Gold Corp.

1021 West Hastings Street, 9th Floor

Vancouver, BC, Canada V6E 0C3

(604) 787-2338

Attention: Grant Bond, CFO

grant.bond@austin.gold

USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be used by the Company for exploration activities and the advancement of existing or acquired mineral properties and may also be used for acquisitions, working capital requirements, to repay indebtedness outstanding from time to time or for other general corporate purposes. The Company may, from time to time, issue Common Shares or other securities otherwise than through the offering of Securities pursuant to this Prospectus.

MARKET FOR COMMON SHARES

Market and Trading Symbol of Common Shares

The Common Shares of Austin Gold are listed on the NYSE American under the trading symbol “AUST”. On June 17, 2026, the last reported sale price of the Common Shares on the NYSE American was $1.30, there were 13,693,001 Common Shares issued and outstanding, and we had approximately 9 registered shareholders of record.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities including, in the case of investors who are not residents of Canada for purposes of the Income Tax Act (Canada), whether payment of any amount in respect of a security will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement will also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of March 31, 2026.

The amounts shown below are unaudited. The information in this table should be read in conjunction with and is qualified by reference to our unaudited condensed interim consolidated financial statements and notes thereto and other financial information incorporated by reference into this Prospectus.

As of March 31, 2026
(expressed in United States dollars)
$US
Total Liabilities	$172,414

Authorized Capital
Share capital	17,209,080
Other reserves	3,364,104
Accumulated other comprehensive income (loss)	(574,949)
Deficit	(12,278,793)

Total Shareholder’s Equity	$7,719,442

DESCRIPTION OF COMMON SHARES

The Company is authorized to issue an unlimited number of Common Shares, no par value. As of June 17, 2026, 13,693,001 Common Shares were issued and outstanding.

Common Shares

Holders of Common Shares are entitled to one vote for each Common Share on all matters submitted to a shareholder vote. Holders of Common Shares do not have cumulative voting rights. Therefore, holders of a majority of the Common Shares voting for the election of directors can elect all of the directors. A single holder of the Common Shares issued, outstanding and entitled to vote, represented in person or by proxy, is necessary to constitute a quorum at any meeting of holders of Common Shares. A vote by two-thirds of the votes cast on a resolution are required to effectuate certain special resolutions at Austin Gold’s annual general meeting. Holders of the Common Shares have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Common Shares. There are no provisions for sinking or purchase funds, for permitting or restricting the issuance of additional securities and any other material restrictions, and for requiring a holder of Common Shares to contribute additional capital.

Holders of Common Shares are entitled to share in all dividends that the Board, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding Common Share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any outstanding at such time, having preference over the Common Shares.

The Company may issue Common Shares independently or together with Warrants or Subscription Receipts, and the Common Shares may be attached to or separately from such securities.

DESCRIPTION OF WARRANTS

The following description, together with the additional information the Company may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Warrants that the Company may offer under this Prospectus, which will consist of Warrants to purchase Common Shares and may be issued in one or more series. Warrants may be offered independently or together with Common Shares or Subscription Receipts offered by any Prospectus Supplement, and may be attached to or separate from those Securities. While the terms the Company has summarized below will apply generally to any Warrants that it may offer under this Prospectus, the Company will describe the particular terms of any series of Warrants that it may offer in more detail in the applicable Prospectus Supplement. The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

General

Warrants will be issued under and governed by the terms of one or more warrant indentures (each a “Warrant Indenture”) between the Company and a warrant trustee (the “Warrant Trustee”) that the Company will name in the relevant Prospectus Supplement or the terms of a stand-alone warrant certificate (“Warrant Certificate”) if a Warrant Indenture is not used. Each Warrant Trustee will be a financial institution organized under the laws of Canada or the United States or any province or state thereof and authorized to carry on business as a trustee.

This summary of some of the provisions of the Warrants is not complete. The statements made in this Prospectus relating to any Warrant Indenture, Warrant Certificate and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Indenture or Warrant Certificate. Prospective investors should refer to the Warrant Indenture or Warrant Certificate relating to the specific Warrants being offered for the complete terms of the Warrants. The Company urges you to read the applicable Prospectus Supplement related to the applicable Warrants that the Company sells under this Prospectus, as well as the complete Warrant Indenture and/or Warrant Certificate. In the United States, the Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 6-K that the Company files with the SEC, any Warrant Indenture and/or Warrant Certificate describing the terms and conditions of Warrants the Company is offering before the issuance of such Warrants. In Canada, the Company will file on SEDAR+ a copy of any Warrant Indenture and/or Warrant Certificate after the Company has entered into it.

Warrants

The particular terms of each issue of Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Warrants;

•	the price at which the Warrants will be offered;

•	the currency or currencies in which the Warrants will be offered;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•	the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

•	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;

•	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	whether the Company will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;

•	whether the Warrants will be listed on any exchange;

•	material United States and Canadian federal income tax consequences of owning the Warrants; and

•	any other material terms or conditions of the Warrants.

Rights of Holders Prior to Exercise

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares issuable upon exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the Common Shares that the Company specifies in the applicable Prospectus Supplement at the exercise price that the Company describes therein. Unless the Company otherwise specifies in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that the Company sets forth in the applicable Prospectus Supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the Warrant Certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant Trustee or the Company if there is no Warrant Trustee in immediately available funds, as provided in the applicable Prospectus Supplement. The Company will set forth on the Warrant Certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to the Warrant Trustee or the Company if there is no Warrant Trustee.

Upon receipt of the required payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Trustee or the principal offices of the Company if there is no Warrant Trustee or any other office indicated in the applicable Prospectus Supplement, the Company will issue and deliver the Common Shares purchasable upon such exercise. If fewer than all of the Warrants represented by the Warrant Certificate are exercised, then the Company will issue a new Warrant Certificate for the remaining amount of Warrants. If the Company so indicates in the applicable Prospectus Supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

Anti-Dilution

The Warrant Indenture and/or Warrant Certificate will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for, or on the conversion of, or in respect of, the Common Shares to which the holder of a Common Share would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Warrants.

Global Securities

The Company may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Warrant Indenture and/or Warrant Certificate will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders. The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture and/or Warrant Certificate.

The Company may amend any Warrant Indenture, Warrant Certificate and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or a combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”), which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of Canada or the United States or a state or province thereof and authorized to carry on business as a trustee. In the United States, the Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 6-K that the Company files with the SEC, any Subscription Receipt Agreement describing the terms and conditions of Subscription Receipts the Company is offering before the issuance of such Subscription Receipts. In Canada, the Company will file on SEDAR+ a copy of any Subscription Receipt Agreement after the Company has entered into it.

The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement. The Company urges you to read the applicable Prospectus Supplement related to the particular Subscription Receipts that the Company sells under this Prospectus, as well as the complete Subscription Receipt Agreement.

The Prospectus Supplement relating to any Subscription Receipts the Company offers will describe the Subscription Receipts and include specific terms relating to their offering. All such terms will comply with the requirements of applicable securities exchanges relating to Subscription Receipts. If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts the Company offers will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

•	the designation and aggregate number of Subscription Receipts offered;

•	the price at which the Subscription Receipts will be offered;

•	the currency or currencies in which the Subscription Receipts will be offered;

•	the designation, number and terms of the Common Shares, Warrants or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

•	the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration, Common Shares, Warrants or a combination thereof;

•	the procedures for the issuance and delivery of Common Shares, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

•	whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Shares by the Company to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement);

•	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Warrants or a combination thereof pending satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

•	if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

•	procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•	any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•	any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

•	whether the Company will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

•	whether the Company will issue the Subscription Receipts as bearer securities, registered securities or both;

•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;

•	the identity of the Escrow Agent;

•	whether the Subscription Receipts will be listed on any exchange;

•	material United States and Canadian federal tax consequences of owning the Subscription Receipts; and

•	any other terms of the Subscription Receipts.

The holders of Subscription Receipts will not be shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, the holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement. Common Shares or Warrants may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or Warrants or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for, or on the conversion of, or in respect of, the Common Shares or Warrants to which the holder of a Common Share or Warrant would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares. Alternatively, such securities, evidences of indebtedness or assets may, at the option of the Company, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof. The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Shares or Warrants, which, in the reasonable opinion of the directors of the Company, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares or Warrants which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as the directors of the Company may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

The Subscription Receipt Agreement will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

The Company may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or a consent in writing from such holders. The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Company may amend the Subscription Receipt Agreement, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Subscription Receipts.

DESCRIPTION OF UNITS

The following description, together with the additional information the Company may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that the Company may offer under this Prospectus. While the terms the Company has summarized below will apply generally to any Units that the Company may offer under this Prospectus, the Company will describe the particular terms of any series of Units in more detail in the applicable Prospectus Supplement. The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

The Company will enter into a form of unit agreement (“Unit Agreement”) between the Company and a unit agent (“Unit Agent”) that describes the terms and conditions of the series of Units the Company is offering, and any supplemental agreements, before the issuance of the related series of Units. In the United States, the Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 6-K that the Company files with the SEC and in Canada, will file on SEDAR+, the form of Unit Agreement that describes the terms and conditions of the series of Units the Company is offering, and any supplemental agreements, before the issuance of the related series of Units.

The following summary of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement and any supplemental agreements applicable to a particular series of Units. The Company urges you to read the applicable Prospectus Supplements related to the particular series of Units that the Company sells under this Prospectus, as well as the complete Unit Agreement and any supplemental agreements that contain the terms of the Units.

General

The Company may issue Units comprising two or more of Common Shares, Warrants and Subscription Receipts in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security.

The Unit Agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The Company will describe in the applicable Prospectus Supplement the terms of the series of Units, including:

•	the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing Unit Agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Shares”, “Description of Warrants” and “Description of Subscription Receipts” will apply to each Unit and to any Common Share, Warrant or Subscription Receipt included in each Unit, respectively.

Issuance in Series

The Company may issue Units in such amounts and in numerous distinct series as the Company determines.

Enforceability of Rights by Holders of Units

Each Unit Agent will act solely as the Company’s agent under the applicable Unit Agreement and will not assume any obligation or relationship of agency or trust with any holder of any Unit. A single bank or trust company may act as Unit Agent for more than one series of Units. A Unit Agent will have no duty or responsibility in case of any default by the Company under the applicable Unit Agreement or Unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon the Company. Any holder of a Unit may, without the consent of the related Unit Agent or the holder of any other Unit, enforce by appropriate legal action its rights as holder under any security included in the Unit.

The Company, the Unit Agents and any of their agents may treat the registered holder of any Unit Certificate as an absolute owner of the Units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the Units so requested, despite any notice to the contrary.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer Common Shares, Warrants, Subscription Receipts and Units consisting of a combination of any or all of these securities at an aggregate offering price of up to $100,000,000. The Warrants and Subscription Receipts that we may offer will consist of Warrants or Subscription Receipts to purchase any of the other securities that may be sold under this Prospectus. The securities offered under this Prospectus may be offered separately, together, or in separate series, and in amounts, at prices and on terms to be determined at the time of sale. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

This Prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a Prospectus Supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this Prospectus. A Prospectus Supplement may also add, update or change information contained in this Prospectus. If there is any inconsistency between the information in this Prospectus and the applicable Prospectus Supplement, you should rely on the information in the Prospectus Supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this Prospectus. You should read this Prospectus and the related exhibits filed with the SEC together with additional information described under the heading “Documents Incorporated By Reference” before investing in any of the securities offered.

PLAN OF DISTRIBUTION

General

The Company may offer and sell the Securities on a continuous or delayed basis, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices. The Company may only offer and sell the Securities pursuant to a Prospectus Supplement during the 36-month period that this Prospectus, including any amendments hereto, remains effective. The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to the Company from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased. The Company may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities. Any such fee or commission will be paid out of the proceeds of the offering or the general corporate funds of the Company.

By Dealers

If dealers are used, and if so specified in the applicable Prospectus Supplement, the Company will sell such Securities to the dealers as principals. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Agents

The Securities may also be sold through agents designated by the Company. Any agent involved will be named, and any fees or commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Any such fees or commissions will be paid out of the proceeds of the offering or the general corporate funds of the Company. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best-efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by the Company at such prices and upon such terms as agreed to by the Company and the purchaser. In this case, no underwriters, dealers or agents would be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of the Securities offered by this Prospectus may be deemed underwriters under the U.S. Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the U.S. Securities Act.

With respect to the sale of Securities under this Prospectus and any Prospectus Supplement, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer will not be greater than eight percent (8%).

Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under Canadian provincial and territorial and United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

The Company may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable Prospectus Supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the Prospectus Supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The Prospectus Supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities (unless otherwise specified in the Prospectus Supplement), underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Company are Manning Elliott LLP, of Vancouver, BC, Canada, an Independent Registered Public Accounting Firm.

The transfer agent and registrar for our Common Shares is Endeavor Trust Corporation with its principal office at Suite 702, 777 Hornby Street, Vancouver, BC, Canada, V6Z 1S4.

EXPERTS

The audited consolidated financial statements which comprise the consolidated statements of financial position as at December 31, 2025, 2024 and 2023 and the related consolidated statements of loss and comprehensive loss, consolidated statements of cash flows and consolidated statements of changes in shareholders’ equity for the years ended December 31, 2025, 2024 and 2023 incorporated by reference into this Prospectus have been audited by Manning Elliot LLP, independent registered public accounting firm, as set forth in their reports incorporated by reference herein.

The disclosure in this Prospectus of scientific and technical information regarding historical exploration results and the impact of the wetlands for the Kelly Creek Project and for the Stockade Mountain Project have been reviewed and approved by Barbara Carroll, who is a qualified person (“QP”) under Regulation S-K subpart 1300. Ms. Carroll is an independent consulting geologist.

The disclosure in this Prospectus of scientific and technical information regarding exploration results for the mineral properties of Austin Gold , except for the historical exploration results for the Kelly Creek Project, has been reviewed and approved by Robert Hatch, who is a QP under Regulation S-K subpart 1300. Robert Hatch is the Company’s VP, Exploration. In connection with his role, Robert Hatch is compensated US$15,000 per month and has been granted the following options, all of which have vested in accordance with the terms of the option agreements:

•	33,333 options to purchase Common Shares of the Company exercisable at a price of C$3.00 per share and expiring on December 2, 2030;

•	76,667 options to purchase Common Shares of the Company exercisable at a price of $0.9161 per share and expiring on October 27, 2027;

•	100,000 options to purchase Common Shares of the Company exercisable at a price of $0.7671 per share and expiring on October 2, 2028; and

•	200,000 options to purchase Common Shares of the Company exercisable at a price of $0.7671 per share and expiring on November 9, 2028.

LEGAL MATTERS

Certain legal matters related to the Securities offered by this Prospectus will be passed upon on the Company’s behalf by DuMoulin Black LLP, with respect to matters of Canadian law, and Dorsey & Whitney LLP, with respect to matters of United States law.

ENFORCEABILITY OF CIVIL LIABILITIES

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the Province of British Columbia, Canada, that many of our officers and directors are residents of countries other than the United States, that some of the experts named in this Prospectus are residents of countries other than the United States, and that some of our assets and the assets of said persons are located outside the United States.

In particular, it may be difficult to bring and enforce suits against us or said persons under U.S. federal securities laws. It may be difficult for U.S. holders of our Common Shares to effect service of process on us or said persons within the United States or to enforce judgments obtained in the United States based on the civil liability provisions of the U.S. federal securities laws against us or said persons. In addition, a shareholder should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us, our officers or directors or other said persons predicated upon the U.S. federal securities laws or other laws of the United States. In addition, there is doubt as to the applicability of the civil liability provisions of U.S. federal securities law to original actions instituted in Canada. It may be difficult for an investor, or any other person or entity, to assert U.S. securities laws claims in original actions instituted in Canada.

EXPENSES

The following is an estimate, subject to future contingencies, of the expenses we may incur in connection with the issuance and distribution of the securities being registered. All amounts listed in the table below are estimates except the SEC registration fee.

Expense	Estimated Amount
SEC registration fee	$11,020
FINRA filing fees	$15,500
Printing expenses	$10,000
Legal fees and expenses	$65,000
Accounting fees and expenses	$15,000
Miscellaneous costs	$3,000
Total	$119,520

MATERIAL CHANGES

Pursuant to the Exploration and Option to Enter Joint Venture Agreement, dated July 7, 2020, as amended on March 3, 2021, May 3, 2023, and June 3, 2024, by and among the Company, Austin NV, and Pediment Gold LLC, a subsidiary of URZ3 Energy Corp. (the “Kelly Creek Agreement”), the Company provided notice of termination of the Kelly Creek Agreement, effective June 1, 2026.

As a result, the Company and Austin NV no longer have an interest in the Kelly Creek Project. The Kelly Creek Project is no longer one of the Company's material properties for purposes of Subpart 1300 of Regulation S-K.

Accordingly, the Stockade Mountain Project is now the Company's sole material property. The Company prepared and filed with securities regulators in Canada on SEDAR+ a technical report prepared in accordance with NI 43-101 relating to the Stockade Mountain Project. The report is referenced for informational purposes only and is not incorporated herein by reference

Except as otherwise described in the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2025, the Company's reports on Form 6-K filed or furnished under the Exchange Act and incorporated by reference herein, and the changes described above, no reportable material changes have occurred since December 31, 2025.

WHERE YOU CAN FIND MORE INFORMATION

Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. We maintain a corporate website at www.austin.gold. Information contained on, or that can be accessed through, our website does not constitute a part of this Prospectus.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and under those requirements file reports with the SEC. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and from short-swing profit recovery provisions contained in Section 16 of the Exchange Act, among other things. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement. Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement. You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

PROSPECTUS

AUSTIN GOLD CORP.

$100,000,000
Common Shares
Warrants

Subscription Receipts

Units

June    , 2026

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion: Dated June 22, 2026

PROSPECTUS SUPPLEMENT

$3,900,000

Common Shares

Austin Gold Corp. (the “Company”, “Austin Gold”, “we”, “us”, and “our”) has entered in an At The Market Offering Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (the “Lead Manager”) and Roth Capital Partners, LLC (“Roth”, and collectively with the Lead Manager, the “Managers”, and each, a “Manager”) relating to our common shares, no par value, that may be offered pursuant to this prospectus supplement and the accompanying prospectus.

In accordance with the terms of the Sales Agreement, from time to time we may offer and sell shares of our common shares through the Managers acting as sales agent or principal. Pursuant to this prospectus supplement and the accompanying prospectus, from time to time we may offer and sell shares of our common share having an aggregate offering price of up to $3,900,000.

We are subject to the offering limits set forth in General Instruction I.B.5 of Form F-3. As of June 22, 2026, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $11,829,436, which we calculated based on 13,693,001 outstanding common shares, of which 8,272,333 common shares were held by non-affiliates, and a price per share of $1.43 on April 23, 2026, which was the highest closing price of our common shares on the NYSE American within the 60 days preceding the filing of this prospectus supplement. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.5 on Form F-3. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities in public primary offerings on Form F-3 with a value exceeding one-third of our public float (as defined by General Instruction I.B.5) in any 12-calendar month period so long as our public float remains below $75.0 million.

Sales of shares of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the NYSE American, the existing trading market for our common shares, or any other existing trading market in the United States for our common shares, sales made to or through a market maker other than on an exchange or otherwise, directly to the Lead Manager as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. Subject to terms of the Sales Agreement, the Managers are not required to sell any specific number or dollar amounts of securities but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Managers and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Managers will be entitled to compensation under the terms of the Sales Agreement at a commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of shares of our common shares on our behalf, the Managers will be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the Managers will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Managers against certain liabilities, including liabilities under the Securities Act. See the section titled “Plan of Distribution” on page S-13 of this prospectus supplement. This offering pursuant to this prospectus supplement and the accompanying prospectus will terminate upon the earlier of (a) the sale of shares of our common shares pursuant to this prospectus supplement and the accompanying prospectus, or (b) the termination by us or the Lead Manager of the Sales Agreement pursuant to its terms.

Our common shares are traded on the NYSE American under the symbol “AUST”. On June 17, 2026, the last reported sale price of our common shares on the NYSE American was $1.30.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus supplement and future filings. See the section of this prospectus supplement entitled “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company”.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

Lead Manager

Roth Capital Partners

Co-Manager

The date of this prospectus supplement is           , 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS

This document is in two parts. The first part is the base prospectus, which gives more general information, some of which may not apply to the common shares. The second part is this prospectus supplement, which describes the specific terms of the offering and common shares and the method of distribution of the common shares. Both documents contain important information you should consider when making your investment decision. This prospectus supplement is deemed to be incorporated by reference into the prospectus solely for the purpose of the offering. If information in this prospectus supplement is inconsistent with the prospectus or the information incorporated by reference in the prospectus, you should rely on this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information about us to which we refer you in the sections of this prospectus supplement titled “Where You Can Find Additional Information” and “Incorporation by Reference”.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. In addition, this prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed and incorporated by reference into the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.” Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus supplement, the accompanying prospectus or in earlier-dated documents incorporated by reference.

Except as otherwise indicated, references in this prospectus supplement to the “Company”, “Austin Gold”, “we”, “us”, and “our” refer to Austin Gold Corp.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in other parts of this prospectus supplement and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our common shares and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus supplement. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference in this prospectus supplement, before deciding to buy shares of our common shares.

Description of Our Business

The Company was incorporated under the Business Corporations Act (BC) on April 21, 2020. The Company has one wholly owned subsidiary, Austin American Corporation (“Austin NV”), a Nevada corporation which was incorporated in June 2020.

The Company is a gold exploration company focused on gold targets and making district-scale gold discoveries in Nevada, USA and Oregon, USA.

The Company has one material mineral property, the Stockade Mountain Project, located in Malheur County, Oregon.

To increase the opportunity for economic success, the Company entered into a mineral lease and option agreement, and staked additional claims at the Lone Mountain Project, located on the Independence-Jerritt Canyon gold trend in Elko County, Nevada.

The Company is an exploration stage issuer. None of the Company’s mineral properties contain any known mineral resources or reserves.

Material Changes

Pursuant to the Exploration and Option to Enter Joint Venture Agreement, dated July 7, 2020, as amended on March 3, 2021, May 3, 2023, and June 3, 2024, by and among the Company, Austin NV, and Pediment Gold LLC, a subsidiary of URZ3 Energy Corp. (the “Kelly Creek Agreement”), the Company provided notice of termination of the Kelly Creek Agreement, effective June 1, 2026.

As a result, the Company and Austin NV no longer have an interest in the Kelly Creek Project. The Kelly Creek Project is no longer one of the Company's material properties for purposes of Subpart 1300 of Regulation S-K (“S-K 1300”).

Accordingly, the Stockade Mountain Project is now the Company's sole material property. On June 11, 2026, the Company prepared and filed with securities regulators in Canada on the System for Electronic Data Analysis and Retrieval + (“SEDAR+”) a technical report prepared in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) relating to the Stockade Mountain Project. The report is referenced for informational purposes only and is not incorporated herein by reference.

Material Mineral Projects

Stockade Mountain Project, Oregon, USA

The Stockade Mountain Project is an exploration stage gold project. The project has no known mineral resources or reserves.

On May 16, 2022, the Company entered into a mineral lease and option agreement with Bull Mountain Resources, LLC (“BMR”) for exploration and mining rights on 261 unpatented lode mining claims that comprise the Stockade Mountain Project situated in Malheur County, Oregon. In November 2024, the Company located an additional 77 unpatented lode mining claims which brings the total area of the property to approximately 10.5 mi2 (27.22 km2).

The property is located approximately 50 miles (80 kilometers) southeast of Burns, Oregon and 90 miles (145 kilometers) southwest of Boise, Idaho in a rural area used for ranching and farming. The high-grade gold/silver Grassy Mountain Gold project, which is currently undergoing permitting for an underground mine and adjacent milling operation, is located in Malheur County about 40 miles (64 kilometers) northeast of Stockade Mountain. The nearby community of Burns, Oregon is a commercial center for ranching and farming and can supply the necessary accommodation, food, fuels, supplies, and some of the contractors and workforce for exploration and development.

Historical data generated within the project demonstrates the discovery potential for significant high-grade gold/silver mineralization that may be amenable to underground mining. Stockade Mountain exhibits a classic large gold- and silver-bearing low-sulfidation “hot springs” hydrothermal system associated with rhyolite intrusion and doming that formed along a major NW-trending structural corridor. Gold/silver and high-level mercury mineralization at Stockade is associated with widespread silicification and argillization in a near-surface paleo-hot springs environment. This hydrothermal alteration and mineralization formed in and around rhyolite domes that have intruded gently dipping felsic tuffs.

Erosion into the hydrothermal system has been minimal, resulting in the local exposure of probable hydrothermal craters and vents that indicate the paleosurface at the time of hot springs activity. Gold and silver, along with associated elements arsenic, antimony, and mercury, are all strongly anomalous at the surface, however, historical drilling shows that gold and silver values, and their extent, increase significantly with depth below the paleosurface.

This is a common characteristic of high-grade gold/silver deposits in similar geological environments, including the previously mentioned nearby Grassy Mountain deposit in Oregon, the Midas, Sleeper, Hollister, National, and Fire Creek mines in Nevada, and numerous analogous deposits elsewhere in the world. The gold/silver veins being targeted at Stockade Mountain would have formed within the vertical zone of vigorous boiling of the hydrothermal fluids, and this is interpreted to have occurred approximately 600 to 1,200 feet (183 to 366 meters) below the surface.

Exploration programs conducted by BHP, Phelps Dodge and Placer Dome in the 1980s and 90s included shallow exploration holes that were drilled for bulk tonnage, open-pit potential, with no efforts to target deeper high-grade gold/silver vein deposits. Many of these short drill holes returned significant lengths of strongly anomalous gold mineralization, including long intercepts of >0.2 g/t of gold. Four holes drilled higher-grade intercepts of:

•	10 feet (3 meters) averaging 1.1 g/t gold;

•	5 feet (1.5 meters) at 1.14 g/t gold;

•	15 feet (4.6 meters) averaging 1.1 g/t gold; and

•	15 feet (4.6 meters) averaging 1.385 g/t gold.

The property had been dormant since the mid-1990s and was rediscovered by BMR during an eastern Oregon reconnaissance exploration program. There has been a considerable amount of work done on the property in the past and BMR has compiled a large amount of data for Stockade Mountain including:

•	assays for over 1,000 rock samples (includes 128 collected by the vendors and 230 collected by a previous exploration company);

•	approximately 1,000 soil samples (historical data);

•	information for 40 RC drill holes completed by Phelps Dodge, BHP-Utah, Placer Dome, and Carlin Gold;

•	recently completed ground and airborne geophysical surveys; and

•	a largely completed NI 43-101 Technical Report.

The project is an exploration stage project, and there are no known mineral resources or reserves on the project at this time. The Company has initiated a systematic exploration program to include drilling beneath the known high-level gold/silver-bearing stockworks mineralization that will target high grade vein deposits formed deeper into the hydrothermal boiling zone along feeder conduits. Robert M. Hatch conducted data compilation, field review, permitting, and other activities associated with exploration of the Stockade Mountain Project.

During the fourth quarter of 2022, the Company received approval from the BLM to build access roads and drill exploration holes to test the above-described targets. Exploration activity in Oregon that creates disturbances also requires approval of an Exploration Permit through the Oregon Department of Geology and Mineral Industries (“DOGAMI”), and this permit was approved in the third quarter of 2023. As a result, all permits necessary to construct access roads and initiate drilling were in hand.

On November 2, 2023, the Company announced a diamond drilling program at the Stockade Mountain Project designed to test beneath the known high-level gold/silver-bearing stockworks mineralization for high-grade vein deposits formed deeper in the hydrothermal system. This is the first known use of diamond drilling on the property, which allowed the Company to have a better understanding of the host rocks and mineralization.

The 2023 drilling program began testing what has been historically known as the “Number 9 Vein” area in the central part of the Company’s land package. Gold values from surface outcrops of the vein are weak, with a high value of 0.013 g/t. However, the historical drilling indicates that significant thicknesses of stockwork mineralization begin just below the surface and extend at least 1,250 feet (380 meters) eastward from the exposed vein zone and 2,300 feet (700 meters) along strike. The hypothesized high-grade gold/silver veins at Stockade Mountain would have formed within a vertical zone of vigorous boiling of the hydrothermal fluids near the base of and below the stockworks.

The Company’s diamond drilling program consisted of three diamond drillholes totaling 2,435.9 feet (742.5 meters). The Company announced the gold assay results from the first two drillholes at its Stockade Mountain Project on January 30, 2024. These holes confirm that the mineralizing system at Stockade Mountain is robust and contains significant gold grades, with the strongest intercept of 8.19 g/t over 4 feet (1.2 meters) and several other gold intercepts of interest. Results from the third and last drill hole of the program, SM-24-04, were announced on March 25, 2024 and include a gold intercept of 9.32 g/t over 2.7 feet (0.82 meters). These results continue to demonstrate the strength of the hydrothermal system and the potential for significant gold mineralization within the project area.

Extremely wet and muddy conditions due to significant rain, snow and an unusually warm winter caused substantial difficulties and delays while drilling the third hole. The Company shut down the drill program due to permitting restrictions and excessive disturbance caused by the drilling activity.

Due to the long access roads and the 5-acre disturbance limitation under the BLM Notice level exploration permit, the Company is undertaking a Plan of Operations using an environmental consultant to allow for greater flexibility for drill site locations and access.

On February 28, 2025, the Company received permission from the Oregon Water Resources Department to drill a water well to produce water for exploration drilling and is planning to drill the well in 2026 to ensure water is available for future drilling campaigns.

The Company completed an in-depth review and modeling of a historical gradient-array induced polarization (“IP”)-resistivity survey which suggested that it was not suitable for imaging potential vein-hosting structures at depths of 200-300 meters, which are the target depths for this project. Accordingly, in the fourth quarter of 2025, the Company designed and completed a detailed geophysical Controlled Source Audio-frequency Magnetotellurics (“CSAMT”) survey to acquire better imaging of target structures. The survey comprised 17 lines totaling approximately 40.8 line-kilometres. Individual survey lines were approximately 2.4 kilometres in length and spaced 200 metres apart. The lines were oriented northeast-southwest, approximately perpendicular to the interpreted orientation of the hydrothermal system and major structural controls.

CSAMT is a geophysical method used to map variations in subsurface electrical resistivity. In epithermal gold systems such as Stockade Mountain, resistivity contrasts may reflect variations in alteration, lithology, structure, and fluid pathways. Zones of elevated resistivity may be associated with silicification or competent volcanic units, while lower resistivity responses may reflect clay alteration, porous sedimentary rocks, or water-saturated volcanic units.

Interpretation of the two-dimensional inversion sections and plan-view resistivity maps indicates considerable geological complexity beneath the project area. The known Opal Hill / Number 9 Vein stockwork mineralization is associated with a prominent resistivity high. Additional resistivity highs and significant resistivity contrast zones have been identified elsewhere within the survey area and may represent prospective structural or lithological targets for future exploration.

Several of the newly identified targets exhibit characteristics similar to the geophysical response associated with known mineralization at the Opal Hill / Number 9 Vein target area. These targets, together with major structural contrast zones identified by the survey, are being incorporated into the Company’s ongoing geological interpretation and target-ranking process.

The Company believes the CSAMT survey has improved its understanding of the subsurface geology and will assist in refining future drill targeting.

The RC drilling program originally anticipated for 2025 has been deferred to allow incorporation of the CSAMT results into drill targeting. The Company’s drilling program will be designed to test beneath known high-level gold/silver-bearing stockwork mineralization for high-grade vein deposits formed deeper in the hydrothermal system. All permits are in place to conduct the program, which will be subject to suitable drill availability and weather.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration.

As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; (ii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); (iii) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (iv) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

Corporate Information

Austin Gold was incorporated under the Business Corporations Act (British Columbia) (“BCABC”) on April 21, 2020. Austin Gold is domiciled in Canada and maintains a head office in Vancouver, BC, Canada. Austin Gold has no maximum authorized share capital and no par value.

The current address and telephone number of our principal executive offices is 1021 West Hastings Street, 9th Floor, Vancouver, BC, Canada V6E 0C3, (604) 644-6579.

Our website address is www.austin.gold. Information on the Company’s website is not incorporated herein by reference. Our common shares are listed on the NYSE American under the symbol “AUST”.

Risk Factors

Our operations and financial results are subject to various risks and uncertainties. Before deciding to invest in our securities, you should carefully consider the factors described under “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as the other information included elsewhere in this prospectus supplement, and the risk factors described in our most recent Annual Report on Form 20-F and those contained in our other filings with the SEC that are incorporated by reference in this prospectus supplement. Any of the foregoing risk factors could adversely affect our business, results of operations, financial condition and prospects. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

Additional Information

You should rely only on the information contained in this prospectus supplement or incorporated herein by reference. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus supplement filed with the SEC or incorporated herein by reference. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, the common shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement is accurate only as of the date of this document, regardless of the time of delivery of this prospectus supplement or any sale of the common shares. Our business, financial condition, results of operations, and prospects may have changed since the date hereof.

The Offering

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Common shares offered by us pursuant to this prospectus supplement	Common shares having an aggregate offering price of up to $3,900,000.

Common shares to be outstanding after this offering(1)	Up to 16,693,001 assuming sales of 3,000,000 of our common shares in this offering at an assumed offering price of $1.30 per share, which was the last reported sale price of our common shares on NYSE American on June 17, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” that may be made from time to time on NYSE American or other market for our common shares in the United States through or to the Managers. See the section entitled “Plan of Distribution” on page S-13 of this prospectus supplement for additional information.

Use of proceeds	We currently intend to use the net proceeds from the sale of the shares of our common shares offered by us hereunder (if any) primarily for exploration and support of our material mineral property, working capital requirements and for other general corporate purposes. See “Use of Proceeds” on page S-10 of this prospectus supplement for additional information.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common shares.

NYSE American symbol	Our common shares are listed on the NYSE American under the symbol “AUST”.

(1) The number of common shares outstanding after this offering is based on 13,693,001 common shares outstanding as of June 17, 2026, and a total offering of an aggregate of 3,000,000 common shares at an assumed public offering price of $1.30 per share, which was the last reported sale price of our common shares on the NYSE American on June 17, 2026, and excludes as of June 17, 2026:

•	2,946,666 common shares issuable upon exercise of outstanding options with an average weighted exercise price of $1.00.

RISK FACTORS

Investing in our securities involves a risk of loss. Before investing in our securities, you should carefully consider the risk factors described under “Risk Factors” in our Annual Report on Form 20-F filed with the SEC for the most recent year, in any applicable prospectus supplement and in our filings with the SEC, together with all of the other information included in this prospectus supplement and any prospectus supplement and the other information incorporated by reference herein and therein. These risks are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial also may impair or harm our business and financial results. Statements in or portions of a future document incorporated by reference in this prospectus supplement, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus supplement or such incorporated documents. Please also refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

If you purchase common shares in this offering, you will suffer immediate dilution of your investment.

The common shares sold in this offering, if any, will be sold from time to time at various prices. However, the offering price of our common shares may be substantially higher than the net tangible book value per common share. Therefore, if you purchase our common shares in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. After giving effect to the sale of our common shares in the aggregate amount of $3,900,000 at an assumed offering price of $1.30 per share, the last reported sale price of our common shares on NYSE American on June 17, 2026, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.62 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2026 after giving effect to this offering and the assumed offering price of $1.30 per share. See “Dilution” in this prospectus for a more detailed illustration of the dilution you would incur if you participate in this offering.

The amount of net proceeds, if any, we receive from this offering is uncertain.

There is no certainty that gross proceeds of $3,900,000 will be raised under the offering. The Managers have agreed to use their commercially reasonable efforts to sell, on our behalf, the common shares we request to be sold, but we are not required to request the sale of the maximum amount offered or any amount and, if we request a sale, the Managers are not obligated to purchase any common shares that are not sold. As a result of the offering being made on a commercially reasonable efforts basis with no minimum, and only as requested by us, we may raise substantially less than the maximum total offering amount or nothing at all.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from the offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common shares. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common shares to decline. Pending their use, we may invest the net proceeds from the offering in a manner that does not produce income or that loses value.

You may experience future dilution as a result of this offering, future equity offerings or other equity issuances.

We cannot assure you that we will not need to raise substantial capital in addition to the amounts we may raise in this offering. In order to raise such capital, we may in the future offer and issue additional common shares or other securities convertible into or exchangeable for our common shares. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering from time to time, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional common shares or other securities convertible into or exchangeable for our common shares in future transactions may be higher or lower than the price per share in this offering.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Managers at any time throughout the term of the Sales Agreement or not at all. The number of shares that are sold by the Managers after we deliver a sales notice will fluctuate based on the market price of our common shares during the sales period and limits we set with the Managers. Because the price per share of each common share sold will fluctuate based on the market price of our common shares during the sales period, and because the amount of common shares to be sold, if any, is within our discretion, it is not possible to predict the number of common shares that will be ultimately issued, if any.

The common shares offered hereby will be sold in “at the market offerings”, and investors who buy common shares at different times will likely pay different prices.

Investors who purchase common shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

We believe that we may be a “passive foreign investment company”, which may have adverse U.S. federal income tax consequences for U.S. investors.

We believe that we were a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) for our most recently completed tax year and, based on current business plans and financial expectations, we expect to be a PFIC for our current tax year and may be a PFIC in subsequent tax years. If we are a PFIC for any year during a U.S. Holder’s (as defined below) holding period of our common shares, then such U.S. Holder generally will be required to treat any gain realized upon a disposition of the common shares, as applicable, or any so-called ‘‘excess distribution’’ received on its common shares, as applicable, as ordinary income, and to pay an interest charge on a portion of such gain or distribution. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the U.S. Holder. Subject to certain limitations, these tax consequences may be altered if a U.S. Holder makes a timely and effective QEF Election (as defined below) or a Mark-to-Market Election (as defined below). U.S. Holders should be aware that there can be no assurances that we will satisfy the record keeping requirements that apply to a QEF (as defined below), or that we will supply U.S. Holders with information, including a PFIC Annual Information Statement, that such U.S. Holders require to make a QEF Election with respect to the Company or any of our non-U.S. subsidiaries that is also a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to the Company or any of our non-U.S. subsidiaries. A U.S. Holder that makes a Mark-to-Market Election with respect to our common shares generally must include as ordinary income each year the excess of the fair market value of such common shares over the U.S. Holder’s adjusted tax basis therein. This paragraph is qualified in its entirety by the discussion below under the heading “Certain Material U.S. Federal Income Tax Considerations - Passive Foreign Investment Company Rules”. Each potential investor who is a U.S. Holder should consult its own tax advisor regarding the PFIC rules and the tax consequences of the acquisition, ownership and disposition of our common shares acquired pursuant to the offering under this prospectus supplement.

An active trading market for our common shares may not be sustained and investors may not be able to resell their shares at or above the price at which they purchased them.

An active trading market for our shares of common shares may not be sustained. In the absence of an active trading market for our common shares, investors may not be able to sell their common shares at or above the price they paid or at the time that they would like to sell. In addition, an inactive market could impair our ability to raise capital by selling shares, which, in turn, could harm our business.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares at prices that may not be the same as the price per common share in this offering. We may sell common shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing common shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional common shares, or securities convertible into or exchangeable for our common shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We do not expect to pay dividends in the foreseeable future.

In the past, we have not paid dividends on our common shares. We do not currently intend to pay dividends on our common shares and we intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common shares may be your sole source of gain for the foreseeable future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, and the documents incorporated by reference herein, contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and are based on management’s current expectations. These forward-looking statements can be identified by the use of forward-looking terminology, including, but not limited to, “believes,” “may,” “will,” “would,” “should,” “expect,” “anticipate,” “seek,” “see,” “confidence,” “trends,” “intend,” “estimate,” “on track,” “are positioned to,” “on course,” “opportunity,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” “plan,” “potential” and the negative of these terms or comparable terms.

Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed under “Risk Factors” and “Operating and Financial Review and Prospects” or otherwise discussed in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, and in our other filings made from time to time with the SEC after the date of this prospectus supplement.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including our Annual Reports on Form 20-F and other documents and reports filed from time to time with the SEC.

All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We are not under any obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

USE OF PROCEEDS

We may issue and sell shares of our common shares having aggregate gross proceeds of up to $3,900,000 from time to time under this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Because there is no minimum offering amount required as a condition of this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. The amount of proceeds from this offering will depend upon the number of shares of our common shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares of our common shares under or fully utilize the Sales Agreement with the Managers as a source of financing.

We currently intend to use the net proceeds from the sale of the shares of our common shares offered by us hereunder (if any) primarily for exploration of our material mineral property, working capital requirements and for other general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. The amounts and timing of our actual expenditures will depend on numerous factors including our operating costs. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of management regarding the application of the net proceeds from the offering. We may find it necessary or advisable to reallocate the net proceeds of this offering; however, any such reallocation would be substantially limited to the categories set forth above as we do not intend to use the net proceeds for other purposes. Pending such uses set forth above, we plan to invest the net proceeds in government securities and other short-term investment grade, marketable securities.

DILUTION

If you purchase common shares in this offering, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common shares immediately after this offering. Our net tangible book value as of March 31, 2026 was approximately $7.72 million, or approximately $0.56 per share. Net tangible book value per share represents our total tangible assets less total liabilities as of March 31, 2026 divided by the number of common shares outstanding as of March 31, 2025.

After giving effect to the assumed sale by us of $3,900,000 aggregate sales price of our common shares in this offering at an assumed public offering price of $1.30 per share (the last reported sale price of our common shares on the NYSE American on June 17, 2026), and after deducting the estimated fees and commissions, and estimated offering expenses payable by us (estimated at approximately $120,000), our as adjusted net tangible book value as of March 31, 2026 would have been approximately $11,382,442 million or approximately $0.68 per share. This represents an immediate increase in net tangible book value of approximately $0.12 per share to existing shareholders and an immediate dilution of approximately $0.62 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$1.30

Net tangible book value per share as of March 31, 2026	$0.56

Increase in net tangible book value per share attributable to new investors	$0.12

As adjusted net tangible book value per share as of March 31, 2026 after giving effect to this offering		$0.68

Dilution per share to new investors in the offering		$0.62

The table above assumes for illustrative purposes that an aggregate of 3,000,000 common shares are sold at an assumed offering price of $1.30 per share, the last reported sale price of our common shares on the NYSE American on June 17, 2026, for aggregate gross proceeds of $3,900,000. The shares, if any, sold in this offering will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price per share shown in the table above to $2.30 per share, assuming we sell the same $3,900,000 aggregate sales price of our common shares would result in the issuance of an aggregate of 1,695,652 shares, would increase our adjusted net tangible book value per share after this offering to $0.74 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $1.56 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price per share shown in the table above to $0.30, assuming we sell the same $3,900,000 aggregate sales price of our common shares would result in the issuance of an aggregate of 13,000,000 shares, would result in an adjusted net tangible book value per share after this offering of $0.43 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to a gain of $0.13 per share, after deducting commissions and estimated aggregate offering expenses payable by us.

The number of common shares to be outstanding immediately after this offering is based on 13,693,001 common shares outstanding as of March 31, 2026, and excludes:

•	2,946,666 common shares issuable upon exercise of outstanding options with an average weighted exercise price of $1.00.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common shares. We intend to retain our earnings, if any, to finance the growth and development of our business and do not expect to pay cash dividends or to make any other distributions in the near future. Our board of directors will review this policy from time to time having regard to our financing requirements, financial condition and other factors considered to be relevant.

DESCRIPTION OF SECURITIES DISTRIBUTED

The Company is authorized to issue an unlimited number of common shares, no par value. As of June 17, 2026, 13,693,001 common shares were issued and outstanding.

Common Shares

Holders of common shares are entitled to one vote for each common share on all matters submitted to a shareholder vote. Holders of common shares do not have cumulative voting rights. Therefore, holders of a majority of the common shares voting for the election of directors can elect all of the directors. A single holder of the common shares of the voting power of the capital stock issued, outstanding and entitled to vote, represented in person or by proxy, is necessary to constitute a quorum at any meeting of holders of common shares. A vote by two-thirds of the votes cast on a resolution are required to effectuate certain special resolutions at Austin Gold’s annual general meeting. Holders of the common shares have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common shares. There are no provisions for sinking or purchase funds, for permitting or restricting the issuance of additional securities and any other material restrictions, and for requiring a holder of common shares to contribute additional capital.

Holders of common shares are entitled to share in all dividends that the board, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding common share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any outstanding at such time, having preference over the common shares.

MARKET FOR COMMON SHARES

The Common Shares of Austin Gold are listed on the NYSE American under the trading symbol “AUST”. On June 17, 2026, the last reported sale price of the common shares on the NYSE American was $1.30 and we had approximately 9 registered shareholders of record.

Exchange Controls

There are no governmental laws, decrees or regulations in Canada that restrict the export or import of capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-resident holders of our securities, other than Canadian withholding tax. See “Certain Canadian Federal Income Tax Considerations for U.S. Residents” below.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Managers, under which we may issue and sell our common shares having an aggregate gross sales price of up to $3,900,000 from time to time through the Managers acting as a sales agent. The Sales Agreement provides that sales of our common shares, if any, under this prospectus supplement may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the NYSE American, the existing trading market for our common shares, or any other existing trading market in the United States for our common shares, sales made to or through a market maker other than on an exchange or otherwise, directly to the Lead Manager as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

The Managers will offer the common shares subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Lead Manager on any day that: (i) is a trading day for the NYSE American; (ii) we have instructed the Lead Manager by telephone to make such sales; and (iii) we have satisfied the conditions under Section 6 of the Sales Agreement. We will designate the maximum number of common shares to be sold through the Managers on a daily basis. Subject to the terms and conditions of the Sales Agreement, the Managers will use their commercially reasonable efforts to sell on our behalf all of the common shares so designated or determined. We or the Lead Manager may suspend the offering of common shares being made through the Managers under the Sales Agreement upon proper notice to the other party.

We will pay the Managers commissions, in cash, for their services in acting as agent in the sale of our common shares. The Managers will be entitled to a placement fee of 3% of the gross sales price of the shares sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Managers for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed $50,000, as provided in the Sales Agreement, which amount has been previously paid, and up to $3,500 per due diligence update session for its legal counsel’s fees. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Managers under the terms of the Sales Agreement, will be approximately $120,000.

Settlement for sales of common shares will occur at or prior to 1:00 p.m. (New York City time) on the first trading day following delivery of the shares issued (or such shorter settlement cycle as may be in effect under the Exchange Act from time to time), or at some other time that is agreed upon by us and the Lead Manager in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Lead Manager may agree upon.

The Managers will use their commercially reasonable efforts consistent with their normal trading and sales practices and applicable law and regulations to sell on our behalf all of the common shares requested to be sold by us, subject to the conditions set forth in the Sales Agreement. In connection with the sale of the common shares on our behalf, the Managers will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Managers will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Managers against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all of the common shares subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement at any time upon 5 days’ prior notice.

To the extent required by Regulation M, the Managers will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus supplement. Each of the Managers and their respective affiliates may in the future provide various advisory, investment and commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees, although we have no current agreements to do so. In addition, in the ordinary course of its various business activities, each of the Managers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Each of the Managers or their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The NYSE American has authorized, upon official notice of issuance, the listing of the common shares offered hereunder.

This prospectus supplement in electronic format may be made available on websites maintained by each of the Managers and each of the Managers may distribute this prospectus supplement electronically.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. RESIDENTS

The following summarizes certain Canadian federal income tax consequences generally applicable under the Income Tax Act (Canada) and the regulations enacted thereunder (collectively, the “Canadian Tax Act”) and the Canada-United States Income Tax Convention (1980), as amended (the “Convention”) to the holding and disposition of common shares.

Comment is restricted to holders of common shares each of whom, at all material times for the purposes of the Canadian Tax Act and the Convention,

(i)	is resident solely in the United States,

(ii)	is entitled to the benefits of the Convention,

(iii)	holds all common shares as capital property,

(iv)	holds no common shares that are “taxable Canadian property” (as defined in the Canadian Tax Act) of the holder,

(v)	deals at arm’s length with and is not affiliated with Austin Gold,

(vi)	does not and is not deemed to use or hold any common shares in a business carried on in Canada, and

(vii)	is not an insurer that carries on business in Canada and elsewhere.

(each such holder, a “U.S. Resident Holder”).

Certain U.S.-resident entities that are fiscally transparent for United States federal income tax purposes (including limited liability companies) are generally not themselves entitled to the benefits of the Convention. However, members of or holders of an interest in such entities that hold common shares may be entitled to the benefits of the Convention for income derived through such entities. Such members or holders should consult their own tax advisors in this regard.

Generally, a holder’s common shares will be considered to be capital property of the holder provided that the holder is not a trader or dealer in securities, did not acquire, hold or dispose of the common shares in one or more transactions considered to be an adventure or concern in the nature of trade and does not hold the common shares as inventory in the course of carrying on a business.

This summary is based on the current provisions of the Canadian Tax Act and the Convention in effect on the date hereof, all specific proposals to amend the Canadian Tax Act and Convention publicly announced by or on behalf of the Minister of Finance (Canada) on or before the date hereof, and the current published administrative and assessing policies of the Canada Revenue Agency (the “CRA”). It is assumed that all such amendments will be enacted as currently proposed, and that there will be no other material change to any applicable law or administrative or assessing practice, although no assurance can be given in these respects. Except as otherwise expressly provided, this summary does not take into account any provincial, territorial or foreign tax considerations, which may differ materially from those set out herein.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations, and is not intended to be and should not be construed as legal or tax advice to any particular U.S. Resident Holder. U.S. Resident Holders are urged to consult their own tax advisers for advice with respect to their particular circumstances. The discussion below is qualified accordingly.

Disposition of Common Shares

A U.S. Resident Holder will not be subject to Canadian federal income tax on the disposition (or deemed disposition) of the Common Shares unless such shares constitute “taxable Canadian property” for the purposes of the Canadian Tax Act.

Generally, a U.S. Resident Holder’s common shares will not be “taxable Canadian property” of the holder at a particular time at which the common shares are listed on a “designated stock exchange” (which includes the NYSE American) unless both of the following conditions are met at any time during the 60-month period ending at the particular time:

(i)	the holder, persons with whom the holder does not deal at arm’s length, or any partnership in which the holder or persons with whom the holder did not deal at arm’s length holds a membership interest directly or indirectly through one or more partnerships, alone or in any combination, owned 25% or more of the issued shares of any class of the capital stock of Austin Gold; and

(ii)	more than 50% of the fair market value of the common shares was derived directly or indirectly from, or from any combination of, real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canadian Tax Act), “timber resource properties” (as defined in the Canadian Tax Act), or options in respect of or interests in such properties.

In certain other circumstances, a Common Share may be deemed to be “taxable Canadian property” for purposes of the Canadian Tax Act.

A U.S. Resident Holder who disposes of or is deemed to dispose of one or more common shares generally should not incur any liability for Canadian federal income tax in respect of any capital gain arising as a consequence of such disposition as the common shares should not be “taxable Canadian property” to such holder.

Dividends on Common Shares

A U.S. Resident Holder to whom we pay or are deemed to have paid a dividend on the holder’s common shares will be subject to Canadian withholding tax, and we will be required to withhold tax from the dividend and remit the withheld tax to the CRA for the holder’s account. The rate of withholding tax under the Canadian Tax Act is 25% of the gross amount of the dividend (subject to reduction under the provisions of the Convention). Under the Convention, a U.S. Resident Holder who beneficially owns the dividend will generally be subject to Canadian withholding tax at the rate of 15% (or 5%, if the U.S. Resident Holder who beneficially owns the dividend is a company that is not fiscally transparent and which owns at least 10% of the voting stock of Austin Gold) of the gross amount of the dividend.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of the common shares acquired pursuant to the offering under this prospectus supplement.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from or relating to the acquisition, ownership or disposition of common shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax considerations applicable to such U.S. Holder, including, without limitation, specific tax considerations applicable to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal net investment income tax, U.S. federal alternative minimum tax, U.S. federal estate and gift tax, U.S. state and local tax, or non-U.S. tax considerations applicable to U.S. Holders arising from and relating to the acquisition, ownership or disposition of common shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. state and local, and non-U.S. tax considerations arising from and relating to the acquisition, ownership and disposition of common shares.

No ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed) promulgated under the Code, published rulings of the IRS, published administrative positions of the IRS, the current provisions of the Convention Between the United States of America and Canada with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Convention”), and U.S. court decisions that are applicable and, in each case, in effect and available as of the date of this prospectus supplement. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this summary. Except as provided herein, this summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of common shares acquired pursuant to the offering under this prospectus supplement that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are banks, financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire common shares in connection with the exercise or cancellation of employee stock options or otherwise as compensation for services; (g) hold common shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are subject to special tax accounting rules with respect to common shares; (i) are partnerships or other “pass-through” entities (and partners or other owners thereof); (j) are S corporations (and shareholders thereof); (k) are U.S. expatriates or former long-term residents of the United States; (l) hold common shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; or (m) own or have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding common shares. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. state and local, and non-U.S. tax considerations arising from and relating to the acquisition, ownership and disposition of common shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds common shares, the U.S. federal income tax considerations applicable to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of such entity or arrangement and the status of such partners (or other owners or participants). This summary does not address the tax considerations applicable to any such entity, arrangement or partner (or other owner or participant). Partners (or other owners or participants) of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax considerations arising from and relating to the acquisition, ownership and disposition of common shares.

Passive Foreign Investment Company Rules

If we are considered a “passive foreign investment company” within the meaning of Section 1297(a) of the Code (a “PFIC”) at any time during a U.S. Holder’s holding period, the following sections will generally describe the potentially adverse U.S. federal income tax considerations applicable to such U.S. Holder arising from and relating to the acquisition, ownership, and disposition of common shares.

We believe that we were classified as a PFIC for our most recently completed tax year, and based on current business plans and financial expectations, we expect to be a PFIC for our current tax year and may be a PFIC in subsequent tax years. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, our PFIC status and the PFIC status of each of our non-U.S. subsidiaries for the current year and future years cannot be predicted with certainty as of the date of this prospectus supplement. Accordingly, there can be no assurance that the IRS will not challenge any PFIC determination made in respect of us or any of our non-U.S. subsidiaries. If we are a PFIC for any tax year during which a U.S. Holder holds common shares, we will continue to be treated as a PFIC with respect to such U.S. Holder, regardless of whether we cease to be a PFIC in one or more subsequent tax years. Each U.S. Holder should consult its own tax advisor regarding our status as a PFIC and the PFIC status of each of our non-U.S. subsidiaries.

In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

We generally will be a PFIC if, for any given tax year, (a) 75% or more of our gross income for such tax year is passive income (the “PFIC income test”) or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s commodities are stock in trade or other inventory, depreciable property used in its trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, “passive income” does not include any interest, dividends, rents, or royalties that are received or accrued by us from certain “related persons” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate share of any of our direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax under the “Default PFIC Rules Under Section 1291 of the Code” discussed below on their proportionate share of any (i) “excess distributions” on the shares of a Subsidiary PFIC and (ii) disposition or deemed disposition of shares of a Subsidiary PFIC by us or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of common shares. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of common shares are made.

Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC for any tax year during which a U.S. Holder owns common shares, the U.S. federal income tax considerations applicable to such U.S. Holder arising from and relating to the acquisition, ownership and disposition of common shares will depend on whether and when the U.S. Holder makes elections to treat us and each of our Subsidiary PFICs, if any, as a “qualified electing fund” (a “QEF”) under Section 1295 of the Code (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) with respect to its common shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election (a “Non-Electing U.S. Holder”) will be taxable as described below.

A Non-Electing U.S. Holder will be subject to the default rules of Section 1291 of the Code with respect to: (a) any gain recognized on the sale or other taxable disposition of common shares; and (b) any “excess distribution” received on the common shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the common shares, if shorter).

Under Section 1291 of the Code, if we were to constitute a PFIC during a Non-Electing U.S. Holder’s holding period of common shares, any gain recognized on the sale or other taxable disposition of common shares (including an indirect disposition of shares of a Subsidiary PFIC), and any “excess distribution” received on such common shares (or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder) must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the respective common shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If we are a PFIC for any tax year during which a Non-Electing U.S. Holder owns common shares and we cease to be a PFIC, a Non-Electing U.S. Holder may terminate our ongoing deemed PFIC status with respect to its common shares by electing to recognize gain (which will be taxed under the default rules of Section 1291 of the Code discussed above) as if such common shares were sold on the last day of the last tax year for which we were a PFIC.

QEF Election

A U.S. Holder that makes a timely and effective QEF Election with respect to the Company for the first tax year in which its holding period of its common shares begins generally will not be subject to the default rules of Section 1291 of the Code discussed above with respect to its common shares. However, a U.S. Holder that makes a timely and effective QEF Election with respect to the Company will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election with respect to the Company will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder. However, for any tax year in which we are a PFIC and have no net income or gain, U.S. Holders that have made a QEF Election with respect to the Company would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect to the Company generally (a) may receive a tax-free distribution from us to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the common shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of common shares.

The procedure for making a QEF Election, and the U.S. federal income tax considerations of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” for purposes of avoiding the default PFIC rules discussed above if such QEF Election is made for the first year in the U.S. Holder’s holding period for the common shares in which we were a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder does not make a timely and effective QEF Election with respect to the Company for the first year in the U.S. Holder’s holding period for the common shares, the U.S. Holder may still be able to make a timely and effective QEF Election with respect to the Company in a subsequent year if such U.S. Holder meets certain requirements and makes a “purging” election to recognize gain (which will be taxed under the default rules of Section 1291 of the Code discussed above) as if such common shares were sold for their fair market value on the day the QEF Election is effective. If a U.S. Holder makes a QEF Election but does not make a “purging” election to recognize gain as discussed in the preceding sentence, then such U.S. Holder will be subject to the QEF Election rules and will continue to be subject to tax under the default rules of Section 1291 of the Code discussed above with respect to its common shares. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC. Accordingly, if we become a PFIC again in a later tax year, the QEF Election will still be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return. However, if we do not provide the required information with regard to us or any of our Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the default rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

U.S. Holders should be aware that there can be no assurances that we will satisfy the record keeping requirements that apply to a QEF, or that we will supply U.S. Holders with information, including a PFIC Annual Information Statement, that such U.S. Holders require to make a QEF Election with respect to the Company or any of our subsidiaries which is also a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to the Company or any of our non-U.S. subsidiaries. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election with respect to its common shares only if the common shares are marketable stock. The common shares generally will be “marketable stock” if the common shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to Section 11A of the U.S. Exchange Act or (c) a non-U.S. securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such non-U.S. exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which such non-U.S. exchange is located, together with the rules of such non-U.S. exchange, ensure that such requirements are actually enforced and (ii) the rules of such non-U.S. exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be considered “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Provided that the common shares are “regularly traded” as described in the preceding sentence, the common shares are expected to be marketable stock. There can be no assurance that the common shares will be “regularly traded” in the current or any subsequent calendar quarters. U.S. Holders should consult their own tax advisors regarding the marketable stock rules.

A U.S. Holder that makes a timely and effective Mark-to-Market Election with respect to its common shares generally will not be subject to the default rules of Section 1291 of the Code discussed above with respect to such common shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the common shares and such U.S. Holder has not made a timely QEF Election, the default rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the common shares.

A U.S. Holder that makes a timely and effective Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the common shares, as of the close of such tax year over (b) such U.S. Holder’s adjusted tax basis in the common shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the common shares, over (ii) the fair market value of such common shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a timely and effective Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the common shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of common shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations.

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. A timely Mark-to-Market Election applies to the tax year for which such Mark-to-Market Election is made and to each subsequent tax year, unless the common shares cease to be “marketable stock” or the IRS consents to the revocation of such election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the common shares if such shares are marketable stock, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning if such stock is not itself marketable. Hence, the Mark-to-Market Election would not be effective to eliminate the interest charge and other income inclusion rules described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that has not made a timely and effective QEF Election to recognize gain (but not loss) upon certain transfers of common shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations) in the event we are a PFIC during such U.S. Holder’s holding period for the relevant common shares. However, the specific U.S. federal income tax considerations applicable to a U.S. Holder may vary based on the manner in which common shares are transferred.

If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, when promulgated, may have retroactive effect. U.S. Holders should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.

Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses common shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such common shares.

In addition, a U.S. Holder who acquires common shares from a decedent will not receive a “step up” in tax basis of such common shares to fair market value unless such decedent had a timely and effective QEF Election in place.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, non-U.S. taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with its own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules (including the availability and advisability of making a QEF Election or Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax considerations arising from and relating to the acquisition, ownership, and disposition of common shares.

General Rules Applicable to the Ownership and Disposition of Common Shares

The following discussion is subject in its entirety to the special rules described above under the heading “Passive Foreign Investment Company Rules”.

Distributions on Common Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a common share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current and accumulated “earnings and profits”, as computed in accordance with U.S. federal income tax principles. To the extent that a distribution exceeds our current and accumulated “earnings and profits”, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the common shares and thereafter as gain from the sale or exchange of such common shares (see “Sale or Other Taxable Disposition of Common Shares” below). However, we do not intend to maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may therefore be required to assume that any distribution by us with respect to the common shares will constitute ordinary dividend income. Dividends received on common shares generally will not be eligible for the “dividends received deduction” generally applicable to corporations. If we are not classified as a PFIC in the tax year of distribution or in the preceding tax year, subject to applicable limitations and provided we are eligible for the benefits of the Convention or the common shares are readily tradable on a U.S. securities market, dividends paid by us to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates (rather than preferential rates for qualified dividend income to the extent otherwise applicable) if we are a PFIC for the tax year of such distribution or the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

Upon the sale or other taxable disposition of common shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference, if any, between (a) the U.S. dollar value of any cash received plus the fair market value of any property received, and (b) such U.S. Holder’s adjusted tax basis (expressed in U.S. dollars) in such common shares sold or otherwise disposed of. Gain or loss recognized on such sale or other taxable disposition generally will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the common shares have been held for longer than one year.

Preferential tax rates currently apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in non-U.S. currency, or on the sale, exchange or other taxable disposition of common shares generally will be equal to the U.S. dollar value of such non-U.S. currency based on the exchange rate applicable on the date of receipt or, if applicable, the date of settlement if the common shares are traded on an established securities market (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the non-U.S. currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the non-U.S. currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in non-U.S. currency and engages in a subsequent conversion or other disposition of the non-U.S. currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S.-source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax considerations arising from or relating to receiving, owning, and disposing of non-U.S. currency.

Foreign Tax Credit

Dividends paid on the common shares will be treated as foreign-source income, and generally will be treated as “passive category income” or “general category income” for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other disposition of common shares generally will be U.S.-source gain or loss. Certain U.S. Holders that are eligible for the benefits of the Convention may elect to treat such gain or loss as Canadian-source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to non-U.S. taxes paid or accrued (the “Foreign Tax Credit Regulations”) impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The U.S. Department of the Treasury has released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations, each as discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the common shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all non-U.S. taxes paid or accrued (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Information Reporting; Backup Withholding Tax

Under U.S. federal income tax laws and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a non-U.S. corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person. U.S. Holders may be subject to these reporting requirements unless their common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the United States, or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, the common shares generally may be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules generally will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS ARISING FROM AND RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

INCORPORATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” information it files with the SEC. This means that the Company can disclose important information to you by referring you to those documents. Any information the Company references in this manner is considered part of this prospectus supplement and the accompanying prospectus.

The following documents which have been filed by the Company with securities commissions or similar authorities in Canada and with the SEC, are specifically incorporated by reference into, and form an integral part of, this prospectus supplement and the accompanying prospectus.

(a)	the Annual Report on Form 20-F of the Company, for the year ended December 31, 2025, which report contains the audited consolidated financial statements of the Company and the notes thereto as at December 31, 2025, 2024 and 2023 and for the years ended December 31, 2025, 2024 and 2023, together with the auditors’ report thereon and the related management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2025, 2024 and 2023, as filed with the SEC on March 26, 2026;

(b)	Exhibits 99.1 and 99.2 of the Company’s Report of Foreign Private Issuer on Form 6-K, which exhibits contain the unaudited condensed interim consolidated financial statements of the Company as at and for the three months ended March 31, 2026 and 2025 and the related management’s discussion and analysis for the three months ended March 31, 2026 and 2025, as filed with the SEC on May 7, 2026;

(c)	Exhibit 99.1 of the Company’s Report of Foreign Private Issuer on Form 6-K, dated March 19, 2026, which exhibit contains the Company’s Notice of Meeting and Information Circular for its annual general meeting of shareholders held on May 6, 2026, as filed with the SEC on March 20, 2026;

(d)	the Company’s Reports of Foreign Private Issuer as filed on May 11, 2026;

(e)	the description of the Company’s common shares contained in its registration statement on Form 8-A filed on May 3, 2022, including any amendment or report filed for purposes of updating such description; and

(f)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to any Report of Foreign Private Issuer on Form 6-K), after the date of this prospectus supplement and the accompanying prospectus but before the end of the offering of the securities made by this prospectus supplement and the accompanying prospectus.

We also hereby specifically incorporate by reference all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to any Report of Foreign Private Issuer on Form 6-K) after the date of the initial registration statement on Form F-3 to which this prospectus supplement and the accompanying prospectus relates and prior to effectiveness of such registration statement.

Any statement in this prospectus supplement and the accompanying prospectus contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement in this prospectus supplement and the accompanying prospectus or in any later filed document modifies or supersedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus supplement and the accompanying prospectus, except as modified or superseded.

You may obtain copies of any of these documents by contacting us at the address and telephone number indicated below or by contacting the SEC as described below. You may request a copy of these documents, and any exhibits that have specifically been incorporated by reference as an exhibit in this prospectus supplement and the accompanying prospectus, at no cost, by writing or telephoning to:

Austin Gold Corp.

1021 West Hastings Street, 9th Floor

Vancouver, BC, Canada V6E 0C3

(604) 787-2338

Attention: Grant Bond, Corporate Secretary

grant.bond@austin.gold

LEGAL MATTERS

The validity of the issuance of the common shares offered by this prospectus supplement will be passed upon for us by DuMoulin Black LLP. Ellenoff Grossman & Schole LLP, New York, New York, is representing the Lead Manager in connection with this Offering.

EXPERTS

The audited consolidated financial statements which comprise the consolidated statements of financial position as at December 31, 2025, 2024 and 2023 and the related consolidated statements of loss and comprehensive loss, consolidated statements of cash flows and consolidated statements of changes in shareholders’ equity for the years ended December 31, 2025, 2024 and 2023 incorporated by reference into this prospectus supplement and the accompanying prospectus have been audited by Manning Elliot LLP, independent registered public accounting firm, as set forth in their reports incorporated by reference herein.

The disclosure in this prospectus supplement and the accompanying prospectus of scientific and technical information regarding historical exploration results for the Kelly Creek Project and for the Stockade Mountain Project have been reviewed and approved by Barbara Carroll, who is a qualified person under SK 1300. Ms. Carroll is an independent consulting geologist.

The disclosure in this prospectus supplement and the accompanying prospectus of scientific and technical information regarding exploration results for the mineral properties of Austin Gold, except for the historical exploration results for the Kelly Creek Project, has been reviewed and approved by Robert Hatch, who is a qualified person under SK1300. Robert Hatch is the Company’s VP, Exploration. In connection with his role, Robert Hatch is compensated US$15,000 per month and has been granted the following options, all of which have vested in accordance with the terms of the option agreements:

•	33,333 options to purchase Common Shares of the Company exercisable at a price of C$3.00 per share and expiring on December 2, 2030;

•	76,667 options to purchase Common Shares of the Company exercisable at a price of $0.9161 per share and expiring on October 27, 2027;

•	100,000 options to purchase Common Shares of the Company exercisable at a price of $0.7671 per share and expiring on October 2, 2028; and

•	200,000 options to purchase Common Shares of the Company exercisable at a price of $0.7671 per share and expiring on November 9, 2028.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. Copies of our periodic and current reports and proxy statements, may be obtained, free of charge, on our website at www.austin.gold. This reference to our internet address is for informational purposes only and the information contained on or accessible through such internet address is not and shall not be deemed to be incorporated by reference into this prospectus supplement.

As permitted by SEC rules, this prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at our public reference room.

PROSPECTUS SUPPLEMENT

AUSTIN GOLD CORP.

$3,900,000

Common Shares

H.C. Wainwright & Co.

Lead Manager

Roth Capital Partners

Co-Manager

June , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8- INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporate laws of British Columbia allow us, and our corporate articles require us (subject to the provisions of the Business Corporations Act (British Columbia) (“BCBCA” noted below), to indemnify our Directors, former Directors, alternate Directors and their heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each Director and alternate Director is deemed to have contracted with the Company on the terms of the indemnity contained in our articles.

For the purposes of such an indemnification:

“eligible party”, in relation to the Company, means an individual who:

(1)	is or was a director or officer of the Company,

(2)	is or was a director or officer of another corporation

(i)	at a time when the corporation is or was an affiliate of the Company, or

(ii)	at the request of the Company, or

(3)	at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, except in the definition of “eligible proceeding” and certain other cases, the heirs and personal or other legal representatives of that individual;

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation:

(1)	is or may be joined as a party, or

(2)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding; and

“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

In addition, under the BCBCA, the Company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided that the Company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the restrictions noted below, the eligible party will repay the amounts advanced.

Notwithstanding the provisions of the Company’s articles noted above, the Company must not indemnify an eligible party or pay the expenses of an eligible party, if any of the following circumstances apply:

(1)	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(2)	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(3)	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be;

(4)	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

In addition, if an eligible proceeding is brought against an eligible party by or on behalf of the Company or by or on behalf of an associated corporation, the Company must not do either of the following:

(1)	indemnify the eligible party under section 160 (a) in respect of the proceeding; or

(2)	pay the expenses of the eligible party in respect of the proceeding.

Notwithstanding any of the foregoing, and whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA or the articles of the Company, on the application of the Company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

(1)	order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(2)	order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(3)	order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;

(4)	order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section;

(5)	make any other order the court considers appropriate.

ITEM 9- EXHIBITS

The exhibits listed on the exhibit index at the end of this Registration Statement have been furnished together with this Registration Statement.

ITEM 10 – UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized. The registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3.

AUSTIN GOLD CORP. (Registrant)

Dated: June 22, 2026	By:	/s/ Dennis Higgs
Dennis Higgs
Executive Chairman, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dennis Higgs as his or her attorney-in-fact and agent, with the full power of substitution and resubstitution and full power to act without the other, for them in any and all capacities, to sign any and all amendments, including post-effective amendments, and any registration statement relating to the same offering as this registration that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated:

/s/ Dennis L. Higgs	Dated: June 22, 2026

Name: Dennis L. Higgs
Title: Executive Chairman, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Grant Bond	Dated: June 22, 2026

Name: Grant Bond
Title: Chief Financial Officer and Corporate Secretary
(Principal Financial Officer and Principal Accounting Officer)

/s/ Tom Yip	Dated: June 22, 2026

Name: Tom Yip
Title: Lead Independent Director

/s/ Barbara A. Filas	Dated: June 22, 2026

Name: Barbara A. Filas
Title: Independent Director

/s/ Guillermo Lozano-Chávez	Dated: June 22, 2026

Name: Guillermo Lozano-Chávez
Title: Independent Director

/s/ Sandra MacKay	Dated: June 22, 2026

Name: Sandra MacKay
Title: Independent Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States, on June 22, 2026.

By:	/s/ Tom Yip
Name: Tom Yip
Title: Lead Independent Director

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
1.2	ATM Sales Agreement dated February 10, 2026 (incorporated by reference to the Registrant’s foreign issuer report on Form 6-K as filed with the Commission on February 11, 2026)
3.1	Notice of Articles (incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 as filed with the Commission on October 21, 2021, File No. 333-260404)
3.2	Amended Articles (incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form S-1 as filed with the Commission on April 22, 2022, File No. 333-260404)
4.1*	Form of Warrant Indenture
4.2*	Form of Warrant Certificate
4.3*	Form of Subscription Receipt Agreement
4.4*	Form of Unit Agreement
5.1	Opinion of DuMoulin Black LLP
5.2	Opinion of DuMoulin Black LLP
23.1	Consent of Manning Elliot LLP, independent auditors
23.2	Consent of Barbara Carroll
23.3	Consent of Robert Hatch
23.4	Consent of DuMoulin Black LLP (included in Exhibits 5.1 and 5.2)
24.1	Powers of Attorney (filed with signature page hereto)
107	Calculation of Filing Fee Table

* If applicable, to be filed as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a report of foreign private issuer on Form 6-K to be filed under the Exchange Act and incorporated herein by reference.